Exhibit 1.1

MDS ENERGY PUBLIC 2013 PROGRAM

MDS SECURITIES, LLC

FORM OF DEALER MANAGER AGREEMENT

MDS SECURITIES, LLC

DEALER MANAGER AGREEMENT

Exhibit A —  Form of Escrow Agreement

Exhibit B —  Selling Dealer Agreement

MDS SECURITIES, LLC

DEALER MANAGER AGREEMENT

(Best Efforts)

MDS Securities, LLC

409 Butler Road, Suite A

Kittanning, Pennsylvania 16201

RE: MDS ENERGY PUBLIC 2013 PROGRAM

Gentlemen:

MDS Energy Public 2013 Program (the “Program”) is a series of up to three limited partnerships formed under the Delaware Revised Uniform Limited Partnership Act as described below. These limited partnerships are sometimes referred to in this Agreement in the singular as a “Partnership” or in the plural as the “Partnerships.” MDS Energy Development, LLC, a Pennsylvania limited liability company, is the “Managing General Partner” of each Partnership. The Partnerships hereby confirm their agreement with you, as Dealer Manager, as follows:

1.	Description of Program and Units.
(a)	The Managing General Partner is the sole managing general partner of the following limited partnerships in the Program:
(i)	MDS Energy Public 2013-A LP;
(ii)	MDS Energy Public 2014-A LP; and
(iii)	MDS Energy Public 2014-B LP.
(b)	On behalf of the Program and the Partnerships, a Registration Statement on Form S-1 relating to the offer and sale of limited partner and investor general partner interests in the Partnerships (the “Units”) was filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations of the Commission promulgated thereunder (the “Securities Act Rules and Regulations”). The Registration Statement has been declared effective by the Commission, and the Partnerships and the Units are described in the Prospectus that forms a part of the Registration Statement. As used in this Agreement, the terms “Prospectus” and “Registration Statement” refer solely to the Prospectus and Registration Statement described above, except that:
(i)	from and after the date on which any post-effective amendment to the Registration Statement is declared effective by the Commission, the term “Registration Statement” shall refer to the Registration Statement as amended by that post-effective amendment, and the term “Prospectus” shall refer to the Prospectus then forming a part of the Registration Statement; and
(ii)	if the Prospectus filed by the Partnerships pursuant to either Rule 424(b) or Rule 424(c) of the Securities Act Rules and Regulations differs from the Prospectus on file at the time the Registration Statement or the most recent post-effective amendment thereto, if any, has become effective, then the term “Prospectus” shall refer to the Prospectus filed pursuant to either Rule 424(b) or 424(c), as the case may be, from and after the date on which it was filed. The term “preliminary Prospectus” as used in this Agreement means a preliminary prospectus related to the Units as contemplated by Rule 430 or Rule 430A of the Securities Act Rules and Regulations included at any time as part of the Registration Statement. As used herein, the terms “Registration Statement”, “preliminary Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.
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(c)	Terms defined in the Prospectus and not otherwise defined in this Agreement shall have the meanings set forth in the Prospectus.
(d)	The Units will be sold at a price of $10,000 per Unit subject to the discounts for certain classes of investors described in the “Plan of Distribution” section of the Prospectus. Subject to the receipt and acceptance of the minimum subscription proceeds of $2,000,000 by the Partnership in which the Units are then being offered on or before the Offering Termination Date for the Partnership as described in the Prospectus (the “Offering Termination Date”), the Partnership may break escrow and use the subscription proceeds for the Partnership’s drilling activities, which is referred to as the “Initial Closing Date.” Also, the maximum subscription proceeds of all of the Partnerships, in the aggregate, must not exceed the registered amount of $300 million.

The Partnership in which the Units are then being offered will notify you and the “Selling Dealers,” as defined below, of the Initial Closing Date and the Offering Termination Date for each Partnership.

2.	Representations, Warranties and Agreements of the Partnerships . Each Partnership represents and warrants to and agrees with you that:
(a)	The Partnerships composing the Program have a currently effective Registration Statement on Form S-1, including a final Prospectus, for the registration of the Units under the Securities Act as described in Section 1 of this Agreement.
(b)	The Registration Statement, the Prospectus and any amendments or supplements thereto have complied, and will comply, in all material respects with the Securities Act, the Securities Act Rules and Regulations, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder (the “Exchange Act Rules and Regulations”).
(c)	The Registration Statement does not, and any amendment thereto will not, in each case as of the applicable “Effective Date” declared by the Commission for each Partnership, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Also, the Prospectus does not, and any amendment or supplement thereto will not, as of the applicable filing date, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing provisions, this Section 2(c) will not extend to any statements contained in or omitted from the Registration Statement or the Prospectus that are based on written information furnished to a Partnership by the Dealer Manager expressly for use in the Registration Statement or Prospectus.
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(d)	Any documents incorporated by reference in the Registration Statement or Prospectus will comply in all material respects with the requirements of the Securities Act, the Securities Act Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations, and, when read together with the other information in the Registration Statement or the Prospectus, at the time the Registration Statement became effective and as of the applicable Effective Date of each post-effective amendment to the Registration Statement, did not and will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(e)	Each Partnership shall provide to you for delivery to all offerees and purchasers and their representatives the information and documents that the Partnership deems appropriate to comply with the Securities Act and applicable state securities acts, which are referred to as the “Blue Sky” laws.
(f)	The Units when issued will be duly authorized and validly issued as set forth in the Partnership Agreement of each Partnership, the form of which is included as Exhibit (A) to the Prospectus, and subject only to the rights and obligations set forth in the Partnership Agreement or imposed by the laws of the State of Delaware and any other jurisdiction to the laws of which a Partnership is subject.
(g)	Each Partnership was duly formed under the laws of the State of Delaware and is validly existing as a limited partnership in good standing under the laws of Delaware with full power and authority to own its properties and conduct its business as described in the Prospectus. Each Partnership will be qualified to do business as a limited partnership or similar entity offering limited liability in those jurisdictions where the Partnership deems the qualification necessary to assure limited liability of the limited partners.
(h)	This Agreement, when executed by the Partnerships, will be a valid and binding agreement of the Partnerships, duly authorized, executed and delivered by them and enforceable in accordance with the terms of this Agreement except as may be limited by the effect of bankruptcy, insolvency, moratorium, preferential or fraudulent conveyance or other laws or equitable principles relating to or affecting the rights of creditors generally, general principles of equity, and public policy relating to claims for indemnification for securities laws violations.
(i)	As of the date of this Agreement there has not been:
(i)	any request by the Commission for any further amendment to the Registration Statement or the Prospectus or for any additional information;
(ii)	any issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or, to the Company’s knowledge, threat of any proceeding for that purpose; or
(iii)	any notification with respect to the suspension of the qualification of the Units for sale in any state or other jurisdiction or any initiation or, to the Partnerships’ knowledge, threat of any proceeding for such purpose.
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Each Partnership is in compliance in all material respects with all federal and state securities laws, rules and regulations applicable to it and its activities, including, without limitation, with respect to the offering and the sale of the Units.

(j)	The execution and delivery of this Agreement and the performance of this Agreement, the consummation of the transactions contemplated in this Agreement and the fulfillment of the terms of this Agreement, do not and will not conflict with, or result in a breach of any of the terms and provisions of, or constitute a default under:
(i)	each Partnership’s organizational documents;
(ii)	any indenture, mortgage, deed of trust, voting trust agreement, note, lease or other agreement or instrument to which a Partnership is a party or by which the Partnership or any of its properties is bound except, for purposes of this clause (ii) only, for such conflicts, breaches or defaults that do not result in and could not reasonably be expected to result in, individually or in the aggregate, a Partnership MAE (as defined below in this Section 1(j)); or
(iii)	any statute, rule or regulation or order of any court or other governmental agency or body having jurisdiction over the Partnership or any of its properties.

No consent, approval, authorization or order of any court or other governmental agency or body has been or is required for the performance of this Agreement or for the consummation by each Partnership of any of the transactions contemplated hereby (except as have been obtained under the Securities Act, the Exchange Act, from the Financial Industry Regulatory Authority, Inc. (“FINRA”) or as may be required under state securities or applicable Blue Sky laws in connection with the offer and sale of the Units or under the laws of states in which each Partnership may own properties in connection with its qualification to transact business in such states or as may be required by subsequent events which may occur).

As used in this Agreement, “Partnership MAE” means any event, circumstance, occurrence, fact, condition, change or effect, individually or in the aggregate, that is, or could reasonably be expected to be, materially adverse to (A) the condition, financial or otherwise, earnings, business affairs or business prospects of the Partnership, or (B) the ability of the Partnership to perform its obligations under this Agreement or the validity or enforceability of this Agreement or the Units.

(k)	As of each Partnership’s initial Effective Date, there shall be no actions, suits or proceedings against, or investigations of, the Partnerships pending or, to the knowledge of the Partnerships, threatened, before any court, arbitrator, administrative agency or other tribunal:
(i)	asserting the invalidity of this Agreement;
(ii)	seeking to prevent the issuance of the Units or the consummation of any of the transactions contemplated by this Agreement;
(iii)	that would reasonably be expected to materially and adversely affect the performance by the Partnerships of their obligations under or the validity or enforceability of, this Agreement or the Units;
(iv)	that would reasonably be expected to result in a Partnership MAE, or
(v)	seeking to affect adversely the federal income tax attributes of the Units except as described in the Prospectus.

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The Partnerships promptly will give notice to the Dealer Manager of the occurrence of any action, suit, proceeding or investigation of the type referred to above arising or occurring on or after the initial Effective Date of each Partnership.

(l)	Any supplemental sales literature or advertisement (including, without limitation any “broker-dealer use only” material), regardless of how labeled or described, used in addition to the Prospectus in connection with the Offering which previously has been, or hereafter is, furnished or approved by a Partnership (collectively, “Approved Sales Literature”), shall, to the extent required, be filed by the Partnerships with and approved by the appropriate securities agencies and bodies, provided that the Dealer Manager will make all FINRA filings to the extent required. Any and all Approved Sales Literature, when used in connection with the Prospectus, did not or will not at the time provided for use include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(m)	Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement or the execution, delivery and sale of the Units have been or will be paid by the Partnerships when due.
(n)	Neither the offer or sale of the Units nor any of the activities of the Partnerships will cause a Partnership to be an “Investment Company” or under the control of an Investment Company as such terms are defined in the Investment Company Act of 1940, as amended.
(o)	The Partnerships have filed or will file all federal, state, local and foreign income tax returns required to be filed by or on behalf of the Partnerships on or before the due dates therefor (taking into account all extensions of time to file) and have paid or provided for the payment of all such taxes except those being contested in good faith.
(p)	The accounting firm that certified the balance sheets appearing in the Prospectus is an independent registered public accounting firm within the meaning of the Securities Act and the Securities Act Rules and Regulations. Also, the accounting firm has not been engaged by the Partnerships to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).
(q)	Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein or contemplated thereby, there has not occurred a Partnership MAE.
(r)	The Partnerships possess the certificates, authorities or permits issued by the appropriate state, federal, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, other than those the failure to possess or own would not have, individually or in the aggregate, a Company MAE. Also, the Partnerships have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Partnership MAE.
3.	Grant of Authority to the Dealer Manager.
(a)	Based on the representations and warranties contained in this Agreement, and subject to the terms and conditions set forth in this Agreement, the Partnerships appoint you as the Dealer Manager for the Partnerships and give you the exclusive right to solicit subscriptions for the Units on a “best efforts” basis in all states during the offering period for each Partnership as described in the Prospectus.
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(b)	You agree to use your best efforts to effect sales of the Units and to form and manage a selling group composed of soliciting broker/dealers, which are referred to as the “Selling Dealers,” each of which shall be a member of FINRA, and shall enter into a “Selling Dealer Agreement” in substantially the form attached to this Agreement as Exhibit B.
(c)	Each Partnership shall have three business days after the receipt of an executed Selling Dealer Agreement to refuse that Selling Dealer’s participation.
4.	Compensation and Fees.
(a)	Pending receipt of each Partnership’s minimum subscription proceeds of $2,000,000 as set forth in Section 4(d) below and subject to the discounts described in the “Plan of Distribution” section of the Prospectus, as Dealer Manager you shall receive from the Partnership in which the Units are then being offered the following compensation, based on each Unit sold to investors whose subscriptions for Units are accepted by the Partnership:
(i)	a 3.0% Dealer Manager fee; and
(ii)	a 7.0% Sales Commission.
(b)	All of the 7.0% Sales Commission shall be reallowed to the Selling Dealers as described in the Selling Dealer Agreement with each Selling Dealer.

In addition, you shall receive from the Partnership in which the Units are then being offered reimbursement of your and the Selling Dealers’ reasonable bona fide due diligence expenses that have actually been incurred in connection with the Program, provided that any bill presented by you or a Selling Dealer for reimbursement of costs associated with your or the Selling Dealer’s due diligence activities must be detailed and itemized and permitted pursuant to the rules and regulations of FINRA.

Also, you shall use a portion of your Dealer Manager fees to pay up to a nonaccountable 1.0% marketing fee to the Selling Dealers, which may be reduced, in your discretion, in an amount equal to your, or the Managing General Partner’s, costs to participate in the Selling Dealers’ national or regional sales conferences.

You may use a portion of your Dealer Manager fees to pay for permissible non-cash compensation. Under FINRA Rule 2310, non-cash compensation means any form of compensation received in connection with the sale of the Units in the Partnership then being offered that is not cash compensation, including but not limited to merchandise, gifts and prizes, travel expenses, meals and lodging. Permissible non-cash compensation includes the following:

(i)	an accountable reimbursement for training and education meetings for associated persons of the Selling Dealers;
(ii)	gifts that do not exceed $100 per year and are not preconditioned on achievement of a sales target;
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(iii)	an occasional meal, a ticket to a sporting event or the theater, or comparable entertainment, which is neither so frequent nor so extensive as to raise any question of propriety and is not preconditioned on achievement of a sales target; and
(iv)	contributions to a non-cash compensation arrangement between a Selling Dealer and its associated persons, provided that neither the Partnership nor the Dealer Manager directly or indirectly participates in the Selling Dealer’s organization of a permissible non-cash compensation arrangement.

You are responsible for ensuring that all non-cash compensation arrangements comply with FINRA Rule 2310. For example, payments or reimbursements by you or the Partnership in which the Units are then being offered may be made in connection with meetings held by you or the Partnership for the purpose of training or education of registered representatives of a Selling Dealer, only if the following conditions are met:

(i)	the registered representative obtains his Selling Dealer’s prior approval to attend the meeting and attendance by the registered representative is not conditioned by his Selling Dealer on the achievement of a sales target;
(ii)	the location of the training and education meeting is appropriate to the purpose of the meeting as defined in FINRA Rule 2310;
(iii)	the payment or reimbursement is not applied to the expenses of guests of the registered representative;
(iv)	the payment or reimbursement by you or the Partnership is not conditioned by you or the Partnership on the achievement of a sales target; and
(v)	the recordkeeping requirements are met.

Notwithstanding the above, you may reallow up to the entire 3% Dealer Manager fee to the Selling Dealers. You shall retain any of the 3% Dealer Manager fee not reallowed to the Selling Dealers as described above.

(c)	Pending receipt and acceptance by the Partnership in which the Units are then being offered of the minimum subscription proceeds of $2,000,000 in the Partnership, or the receipt of the minimum subscription proceeds required by Pennsylvania or any other state or jurisdiction as provided in the Escrow Agreement of the Partnership in which the Units are then being offered, the form of which is attached to this Agreement as Exhibit A, all proceeds received by you from the sale of Units in the Partnership shall be held in a separate interest bearing escrow account as provided in Section 17 of this Agreement.

Unless at least the minimum subscription proceeds of $2,000,000 as described above are received on or before the Offering Termination Date of the Partnership as described in Section 1 of this Agreement, the offering of Units in that Partnership shall be terminated, in which event:

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(i)	none of your compensation as set forth in Section 4(a) of this Agreement shall be payable to you; and
(ii)	all funds advanced by subscribers shall be returned to them by the Escrow Agent with interest earned and without deduction of any fees.
(d)	Except as otherwise provided below, the Dealer Manager fee, the Sales Commissions, and the other fees and reimbursements set forth in Section 4(a) of this Agreement shall be paid to you within five business days after the following:
(i)	at least the minimum subscription proceeds of $2,000,000 as described above have been received by the Partnership in which the Units are then being offered and accepted by the Partnership; and
(ii)	the subscription proceeds have been released from the escrow account to the Partnership.

You shall reallow to the Selling Dealers their respective fees, reimbursements, and Sales Commissions as set forth in Section 4(b) of this Agreement.

Thereafter, your Dealer Manager fees, reimbursements and Sales Commissions shall be paid to you and shall be reallowed to the Selling Dealers as described above approximately every two weeks until the Partnership’s Offering Termination Date. All your remaining Dealer Manager fees, reimbursements, and Sales Commissions shall be paid to you by the Partnership no later than fourteen business days after the Partnership’s Offering Termination Date.

5.	Representations and Warranties of the Dealer Manager . You, as the Dealer Manager, represent and warrant to the Partnerships that:
(a)	You are a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and any other state or jurisdiction to the laws of which you are subject, with all requisite power and authority to enter into this Agreement and to carry out your obligations under this Agreement.
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(b)	This Agreement when accepted and approved by you shall be duly authorized, executed, and delivered by you and shall be a valid and binding agreement on your part in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability and except that rights to indemnification and contribution hereunder may be limited by applicable law and public policy.
(c)	The consummation of the transactions contemplated by this Agreement and the Prospectus shall not result in the following:
(i)	any breach of any of the terms or conditions of, or a default under, your Articles of Incorporation or Bylaws, or any other indenture, agreement, or instrument to which you are a party or by which you are bound; or
(ii)	any violation of any order applicable to you of any court or regulatory body or administrative agency having jurisdiction over you or your affiliates.
(d)	You are duly registered under the provisions of the Exchange Act as a broker or dealer, and you are a member in good standing of FINRA. You are duly registered as a broker/dealer in the states where you are required to be registered in order to carry out your obligations as contemplated by this Agreement and the Prospectus. You agree to maintain all the foregoing registrations in good standing throughout the term of the offer and sale of the Units in each Partnership in which the Units are then being offered, and you agree to comply with all statutes and other requirements applicable to you as a broker/dealer under those registrations.
(e)	Pursuant to your appointment as Dealer Manager, you shall use your best efforts to exercise the supervision and control that you deem necessary and appropriate to the activities of you and the Selling Dealers to comply with all the provisions of the Securities Act, insofar as the Securities Act applies to your and their activities under this Agreement. Further, you and the Selling Dealers shall not engage in any activity which would cause the offer and/or sale of the Units in the Partnership in which the Units are then being offered not to comply with the Securities Act, the Exchange Act, the applicable rules and regulations of the Commission, the applicable state securities laws and regulations, this Agreement, and applicable FINRA or NASD Conduct Rules, including, but not in any way limited to, NASD Conduct Rules 2310 (Recommendations to Customers), 2340 (Customer Account Statements), and 2420 (Dealing with Non-Members), and FINRA Rules 2310 (Direct Participation Programs), 5130 (Restrictions on the Purchase and Sale of Initial Equity Public Offerings), and 5141 (Sale of Securities in a Fixed Price Offering) therein.
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6.	Covenants of the Partnerships . Each Partnership covenants and agrees that:
(a)	The Partnership will use its best efforts to cause the Registration Statement and any subsequent amendments thereto to become effective as promptly as possible and will furnish a copy of any proposed amendment or supplement of the Registration Statement or the Prospectus to the Dealer Manager. The Partnership will comply in all material respects with all federal and state securities laws, rules and regulations which are required to be complied with in order to permit the continuance of offers and sales of the Units in accordance with the provisions of this Agreement and of the Prospectus.
(b)	If the Commission issues any stop order or any other order preventing or suspending the use of a Partnership’s Prospectus, or institutes any proceedings for that purpose, then the Partnership will promptly notify the Dealer Manager and use its best efforts to prevent the issuance of any such order and, if any such order is issued, to use its best efforts to obtain the removal thereof as promptly as possible.
(c)	Each Partnership will use its best efforts to qualify its Units for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Dealer Manager and the Partnerships mutually agree on, and will make such applications, file such documents and furnish such information as may be reasonably required for that purpose. The Partnerships will, at the Dealer Manager’s request, furnish the Dealer Manager with a copy of all documents filed by the Partnerships in connection with any such qualification. Each Partnership will promptly advise the Dealer Manager of the issuance by such securities administrators of any stop order preventing or suspending the use of the Prospectus or of the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance of any such order and if any such order is issued, to use its best efforts to obtain the removal thereof as promptly as possible. The Partnerships will furnish the Dealer Manager with a Blue Sky Survey dated as of the initial Effective Date of each Partnership, which will be supplemented to reflect changes or additions to the information disclosed in such survey.
(d)	If, at any time when a Prospectus is required to be delivered under the Securities Act, any event shall have occurred to the knowledge of the Partnerships, or the Partnerships receive notice from the Dealer Manager that it believes such an event has occurred, as a result of which the Prospectus or any Approved Sales Literature as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus relating to the Units to comply with the Securities Act, then the Partnerships will promptly notify the Dealer Manager thereof (unless the information was received by a Partnership from the Dealer Manager) and will prepare and file with the Commission an amendment or supplement which will correct such statement or effect such compliance to the extent required, and shall make available to the Dealer Manager thereof sufficient copies for its own use and/or distribution to the Selling Dealers.
(e)	The Partnerships will promptly advise the Dealer Manager of any request made by the Commission or a state securities administrator to amend the Registration Statement, supplement the Prospectus or provide additional information.
(f)	The Partnerships will furnish the Dealer Manager with one copy of the Registration Statement, including its exhibits, and such additional copies of the Registration Statement, without exhibits, and the Prospectus and all amendments and supplements thereto, which are finally approved by the Commission, as the Dealer Manager may reasonably request for sale of the Units.
(g)	The Partnerships will take all steps necessary to ensure that at all times the Partnerships will validly exist as Delaware partnerships and will be qualified to do business in all jurisdictions in which the conduct of their business requires such qualification and where such qualification is required under local law.
(h)	The Partnerships undertake to obtain all consents, approvals, authorizations or orders of any court or governmental agency or body which are required for the Partnerships’ performance of this Agreement and under the Partnerships’ respective limited partnership agreements (as the same may be amended, supplemented or otherwise modified from time to time) for the consummation of the transactions contemplated by this Agreement and by the respective limited partnership agreements or the conducting by the Partnerships of the business described in the Prospectus.
(i)	Each Partnership will furnish to the Dealer Manager as promptly as practicable on the Dealer Manager’s request any Approved Sales Literature (provided that the use of said material has been first approved for use to the extent required by all appropriate regulatory agencies). Any supplemental sales literature or advertisement, regardless of how labeled or described, used in addition to the Prospectus in connection with the offering which is furnished or approved by the Partnerships (including, without limitation, Approved Sales Literature) shall, to the extent required, be filed with and, to the extent required, approved by the appropriate securities agencies and bodies, provided that the Dealer Manager will make all FINRA filings to the extent required. The Partnerships will not (and will instruct its affiliates not to): show or give to any investor or prospective investor or reproduce any material or writing that is marked “broker-dealer use only” or otherwise bears a legend denoting that it is not to be used in connection with the sale of Units to members of the public; or show or give any investor or prospective investor in a particular jurisdiction any material or writing if the material bears a legend denoting that it is not to be used in connection with the sale of Units to members of the public in that jurisdiction.
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(j)	Each Partnership will apply the proceeds from the sale of the Units as set forth in the Prospectus.
(k)	The Dealer Manager and each Partnership shall, when applicable:
(i)	abide by and comply with (A) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”) and applicable regulations promulgated thereunder, (B) the privacy standards and requirements of any other applicable federal or state law, including but not limited to, the Fair Credit Reporting Act (“FCRA”), and (C) its own internal privacy policies and procedures, each as may be amended from time to time;
(ii)	refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law;
(iii)	except as expressly permitted under FCRA, the Dealer Manager and the Partnerships shall not disclose any information that would be considered a “consumer report” under FCRA; and
(iv)	determine which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving an aggregated list of such customers from the Selling Dealers (the “List”) to identify customers that have exercised their opt-out rights. If either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.
7.	Covenants of the Dealer Manager. The Dealer Manager covenants and agrees with the Partnerships as follows:
(a)	With respect to the Dealer Manager’s participation and the participation by each Selling Dealer in the offer and sale of the Units (including, without limitation, any resales and transfers of Units), the Dealer Manager agrees, and each Selling Dealer in its Selling Dealer Agreement will agree, to comply in all material respects with all applicable requirements of the Securities Act, the Securities Act Rules and Regulations, the Exchange Act, the Exchange Act Rules and Regulations and all other federal regulations applicable to the offering, the sale of the Units, all applicable state securities or Blue Sky laws, and the FINRA Rules applicable to the offering from time to time in effect, specifically including, but not in any way limited to, NASD Conduct Rules 2310 (Recommendations to Customers), 2340 (Customer Account Statements), and 2420 (Dealing with Non-Members), and FINRA Rules 2310 (Direct Participation Programs), 5130 (Restrictions on the Purchase and Sale of Initial Equity Public Offerings), and 5141 (Sale of Securities in a Fixed Price Offering). The Dealer Manager will not offer the Units for sale in any jurisdiction unless and until it has been advised that the Units are either registered in accordance with, or exempt from, the securities and other laws applicable thereto.

In addition, the Dealer Manager shall, in accordance with applicable law or as prescribed by any state securities administrator, provide, or require in the Selling Dealer Agreement that the Selling Dealer shall provide, to any prospective investor copies of any required or prescribed document which is part of the Registration Statement and any supplements thereto during the course of the offering and prior to the sale. The Partnerships may provide the Dealer Manager with certain Approved Sales Literature to be used by the Dealer Manager and the Selling Dealers in connection with the solicitation of purchasers of the Units. The Dealer Manager agrees not to deliver the Approved Sales Literature to any person prior to the initial Effective Date. If the Dealer Manager elects to use such Approved Sales Literature after the initial Effective Date, then the Dealer Manager agrees that such material shall not be used by it in connection with the solicitation of purchasers of the Units and that it will direct Selling Dealers not to make such use unless accompanied or preceded by the Prospectus, as then currently in effect, and as it may be amended or supplemented in the future.

The Dealer Manager agrees that it will not use any Approved Sales Literature other than those provided to the Dealer Manager by the Partnerships for use in the offering. The use of any other sales material is expressly prohibited.

(b)	In offering the Units for sale, the Dealer Manager shall not, and each Selling Dealer shall agree not to, give or provide any information or make any representation other than those contained in the Prospectus or the Approved Sales Literature.
(c)	The Dealer Manager shall, and each Selling Dealer shall agree to, solicit purchases of the Units only in the jurisdictions in which the Dealer Manager and the Selling Dealers are legally qualified to so act and in which the Dealer Manager and each Selling Dealer have been advised by the Partnerships or counsel to the Partnerships that such solicitations can be made.
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(d)	The Dealer Manager will comply in all material respects with the subscription procedures and the “Plan of Distribution” section set forth in the Prospectus. Subscriptions will be submitted by the Dealer Manager and each Selling Dealer to the Partnership in which Units are then being offered only on the order form which is included as Exhibit (C) to the Prospectus (the “Subscription Agreement”). The Dealer Manager understands and acknowledges, and each Selling Dealer shall acknowledge, that the Subscription Agreement must be executed and initialed by the subscriber as explained in the “Instructions” page in the Prospectus to the Subscription Agreement.
(e)	The Dealer Manager will offer Units, and in its agreement with each Selling Dealer it will require that the Selling Dealer offer Units, only to persons that it has reasonable grounds to believe meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Partnership and will only make offers to persons in the states in which it is advised in writing by the Partnership that the Units are qualified for sale or that such qualification is not required. In offering Units, the Dealer Manager will comply, and in its agreements with the Selling Dealers, the Dealer Manager will require that the Selling Dealers comply, with the provisions of all applicable rules and regulations relating to suitability of investors, including without limitation the FINRA Rules and the provisions of Article IV.C. of the Statement of Policy Regarding Registration of Oil and Gas Programs of the North American Securities Administrators Association, Inc., as revised and amended on May 7, 2007 and as may be further revised and amended (the “NASAA Guidelines”) as well as the suitability requirements set forth in the “Suitability Standards” section of the Prospectus.

The Dealer Manager agrees that in recommending the purchase of the Units in the offering to an investor, the Dealer Manager and each person associated with the Dealer Manager who makes such recommendation shall have, and each Selling Dealer and each person associated with the Selling Dealer who makes a recommendation shall agree that it shall have, reasonable grounds to believe, on the basis of information obtained from the investor concerning the investor’s age, investment objectives, other investments, financial situation and needs, and any other information known by the Dealer Manager, the person associated with the Dealer Manager, the Selling Dealer or the person associated with the Selling Dealer, that:

(i)	the investor is or will be in a financial position appropriate to enable the investor to realize to a significant extent the benefits described in the Prospectus, including the tax benefits where they are a significant aspect of the Partnerships;
(ii)	the investor has a fair market net worth sufficient to sustain the risks inherent in the Partnership, including the possible loss of the investor’s entire investment and the lack of liquidity of the Units; and
(iii)	an investment in the Units offered in the offering is otherwise suitable for the investor.

The Dealer Manager agrees as to investors to whom it makes a recommendation with respect to the purchase of the Units in the offering (and each Selling Dealer in its Selling Dealer Agreement shall agree, with respect to investors to whom it makes such recommendations) to maintain in the files of the Dealer Manager (or the Selling Dealer, as applicable) documents disclosing the basis on which the determination of suitability was reached as to each investor.

In making the determination as to an investor’s financial qualifications and suitability required by the NASAA Guidelines and the Prospectus, the Dealer Manager and the Selling Dealers may rely on (A) representations from investment advisers who are not affiliated with a Selling Dealer, and banks acting as trustees or fiduciaries, and (B) information it has obtained from the prospective investor, including such information as the investment objectives, other investments, financial situation and needs of the person or any other information known by the Dealer Manager (or Selling Dealer, as applicable), after due inquiry. Notwithstanding the foregoing, the Dealer Manager shall not, and each Selling Dealer shall agree not to, execute any transaction in the Units or any Partnership in a discretionary account without prior written approval of the transaction by the customer.

(f)	All engagements of the Selling Dealers will be evidenced by a Selling Dealer Agreement.
(g)	If the Dealer Manager or any Selling Dealer intends to use electronic delivery to distribute the Prospectus to any person with a Partnership’s prior written consent, it will comply with all applicable requirements of the Commission, the Blue Sky laws and/or FINRA rules and any other laws or regulations related to the electronic delivery of documents.
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(h)	The Dealer Manager will use its best efforts to provide the Partnerships with any and all subscriber information that the Partnerships request in order for the Partnerships to satisfy their obligations under all applicable customer identification programs and anti-money laundering laws and regulations.
(i)	The Dealer Manager will comply, and will require each Selling Dealer to comply, with the record keeping requirements of the Exchange Act, including, but not limited to, Rules 17a-3 and 17a-4, and shall maintain, for at least six years or for a period of time not less than that required in order to comply with all applicable federal, state and other regulatory requirements, whichever is later, information used by the Dealer Manager or the Selling Dealer to determine that the investor met the suitability standards imposed on the offer and sale of the Units, the amount of Units sold, and a representation of the investor that the investor invested for the investor’s own account.
(j)	The Dealer Manager agrees, and will require that each of the Selling Dealers agrees, to suspend or terminate the offering and sale of the Units on request of the Partnership in which Units are then being offered at any time and to resume the offering and sale of the Units on subsequent request, if any, of the Partnership.
8.	Expense of Sale. The expenses in connection with the offer and sale of the Units shall be payable as set forth below.
(a)	Each Partnership shall pay all expenses incident to the performance of its obligations under this Agreement, including the fees and expenses of its attorneys and accountants and all fees and expenses of registering or qualifying the Units for offer and sale in the states and jurisdictions as set forth in Section 7 of this Agreement, or obtaining exemptions from qualification or registration, even if the offering of the Partnership is not successfully completed.
(b)	You shall pay all expenses incident to the performance of your obligations under this Agreement, including the formation and management of the selling group and the fees and expenses of your own counsel and accountants, even if the offering of any Partnership is not successfully completed.
9.	Conditions of the Dealer Manager’s Duties . Your obligations under this Agreement with respect to each Partnership shall be subject to the accuracy, as of the date of this Agreement and at the applicable closing date of:
(a)	the Partnership’s representations and warranties made in this Agreement; and
(b)	the performance by the Partnership of its obligations under this Agreement.
10.	Conditions of the Partnerships’ Duties . Each Partnership’s obligations under this Agreement, including the duty to pay compensation to you as set forth in Section 4 of this Agreement, shall be subject to the following:
(a)	the accuracy, as of the date of this Agreement and at the applicable closing date of the Partnership as if made at the applicable closing date, of your representations and warranties made in this Agreement;
(b)	the performance by you of your obligations under this Agreement; and
(c)	the Partnership’s receipt, at or before the applicable closing date of the Partnership, of a fully executed Subscription Agreement from each prospective purchaser as required by this Agreement.
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11.	Indemnification.
(a)	For the purposes of this Agreement, an “Indemnified Party” shall mean a person or entity entitled to indemnification (or contribution, if applicable) under this Agreement, as well as such person’s or entity’s officers, directors, employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls such person or entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.
(b)	Each Partnership and the Managing General Partner will indemnify, defend and hold harmless the Dealer Manager and the Selling Dealers, and their respective Indemnified Parties, from and against any losses, claims, expenses (including reasonable legal and other expenses incurred in investigating and defending such claims or liabilities), damages or liabilities, joint or several, to which any such Selling Dealer or the Dealer Manager, or their respective Indemnified Parties, may become subject under the Securities Act, the Securities Act Rules and Regulations, the Exchange Act, the Exchange Act Rules and Regulations or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based on:
(i)	in whole or in part, any material inaccuracy in a representation or warranty contained in this Agreement by a Partnership, any material breach of a covenant contained in this Agreement by a Partnership, or any material failure by a Partnership to perform its obligations under this Agreement or to comply with state or federal securities laws applicable to the offering;
(ii)	any untrue statement or alleged untrue statement of a material fact contained (A) in any Registration Statement or any post-effective amendment to the Registration Statement or in the Prospectus or any amendment or supplement to the Prospectus, (B) in any Approved Sales Literature or (C) in any Blue Sky application or other document executed by a Partnership or on its behalf specifically for the purpose of qualifying any or all of the Units for sale under the securities laws of any jurisdiction or based on written information furnished by the Partnership under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”); or
(iii)	the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment of the Registration Statement to make the statements in the Registration Statement not misleading or the omission or alleged omission to state a material fact required to be stated in the Prospectus or any amendment or supplement to the Prospectus to make the statements in the Prospectus, in light of the circumstances under which they were made, not misleading.

The Partnerships and the Managing General Partner will reimburse each Selling Dealer or the Dealer Manager, and their respective Indemnified Parties, for any reasonable legal or other expenses incurred by the Selling Dealer or the Dealer Manager, and their respective Indemnified Parties, in connection with investigating or defending such loss, claim, expense, damage, liability or action; provided, however, that the Partnerships and the Managing General Partner will not be liable in any case to the extent that any loss, claim, expense, damage or liability arises out of, or is based on an untrue statement or alleged untrue statement or omission or alleged omission made in reliance on and in conformity with written information furnished to the Partnerships and the Managing General Partner by the Dealer Manager expressly for use in the Registration Statement or any post-effective amendment of the Registration Statement or the Prospectus or any amendment of or supplement to the Registration Statement or the Prospecuts. This indemnity agreement will be in addition to any liability which the Partnerships and the Managing General Partner may otherwise have.

Notwithstanding the foregoing, as required by Section II.I.2. of the NASAA Guidelines, the indemnification and agreement to hold harmless provided in this Section is further limited to the extent that no such indemnification by the Partnerships and the Managing General Partner of a Selling Dealer or the Dealer Manager, or their respective Indemnified Parties, shall be permitted under this Agreement for, or arising out of, an alleged violation of federal or state securities laws, unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party; (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party; or (c) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnified Party and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of the applicable state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

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(c)	The Dealer Manager will indemnify, defend and hold harmless the Partnerships and the Managing General Partner and each of their respective Indemnified Parties and each person who has signed the Registration Statement, from and against any losses, claims, expenses (including the reasonable legal and other expenses incurred in investigating and defending any such claims or liabilities), damages or liabilities to which any of the aforesaid parties may become subject under the Securities Act, the Securities Act Rules and Regulations, the Exchange Act, the Exchange Act Rules and Regulations or otherwise, insofar as such losses, claims, expenses, damages (or actions in respect thereof) arise out of or are based on:
(i)	in whole or in part, any material inaccuracy in a representation or warranty contained in this Agreement by the Dealer Manager or any material breach of a covenant contained in this Agreement by the Dealer Manager;
(ii)	any untrue statement or any alleged untrue statement of a material fact contained (A) in any Registration Statement or any post-effective amendment to the Registration Statement or in the Prospectus or any amendment or supplement to the Prospectus, (B) in any Approved Sales Literature, or (C) any Blue Sky Application; or
(iii)	the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment of the Registration Statement to make the statements in the Registration Statement not misleading, or the omission or alleged omission to state a material fact required to be stated in the Prospectus or any amendment or supplement to the Prospectus to make the statements in the Prospectus, in light of the circumstances under which they were made, not misleading; provided, however, that in each case described in clauses (ii) and (iii) to the extent, but only to the extent, that the untrue statement or omission was made in reliance on and in conformity with written information furnished to the Partnerships by the Dealer Manager expressly for use in the Registration Statement or any post-effective amendments of the Registration Statement or the Prospectus or any amendment of the Prospectus or supplement to the Prospectus;
(iv)	any use of sales literature, including “broker-dealer use only” materials, by the Dealer Manager that is not Approved Sales Literature; or
(v)	any untrue statement made by the Dealer Manager or omission by the Dealer Manager to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offering, provided however, this clause (v) shall not apply to any statements or omissions made in conformity with the Registration Statement, the Prospectus, any Approved Sales Literature or any other materials or information furnished by or on behalf of a Partnership.

The Dealer Manager will reimburse the aforesaid parties for any reasonable legal or other expenses incurred in connection with the investigation or defense of such loss, claim, expense, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

(d)	By virtue of entering into the Selling Dealer Agreement, each Selling Dealer severally will agree to indemnify, defend and hold harmless the Partnerships, the Managing General Partner, the Dealer Manager, each of their respective Indemnified Parties, and each person who signs the Registration Statement, from and against any losses, claims, expenses, damages or liabilities to which the Partnerships, the Managing General Partner, the Dealer Manager, or any of their respective Indemnified Parties, or any person who signed the Registration Statement, may become subject, under the Securities Act or otherwise, as more fully described in the Selling Dealer Agreement.
(e)	Promptly after receipt by any Indemnified Party under this Section 11 of notice of the commencement of any action, the Indemnified Party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 11, promptly notify the indemnifying party of the commencement thereof; provided, however, that the failure to give such notice shall not relieve the indemnifying party of its obligations under this Agreement except to the extent it has actually been prejudiced by such failure. In case any such action is brought against any Indemnified Party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel.
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Such participation shall not relieve the indemnifying party of the obligation to reimburse the Indemnified Party for reasonable legal and other expenses incurred by the Indemnified Party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement with prejudice, and the unconditional release of all liabilities from, the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such Indemnified Party on account of any settlement of any claim or action effected without the consent of such indemnifying party, such consent not to be unreasonably withheld or delayed.

(f)	An indemnifying party under this Section 11 shall be obligated to reimburse an Indemnified Party for reasonable legal and other expenses as follows:
(i)	In the case of the Partnerships and the Managing General Partner indemnifying the Dealer Manager, the advancement of funds to the Dealer Manager for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought shall be permissible only if all of the following conditions are satisfied: (A) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnerships; (B) the legal action is initiated by a third party who is not a partner of the Partnerships or the legal action is initiated by a partner of the Partnerships acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (C) the Dealer Manager undertakes to repay the advanced funds to the Partnerships, together with the applicable legal rate of interest thereon, in cases in which the Dealer Manager is found not to be entitled to indemnification.
(ii)	In any case of indemnification other than that described in Section 11 above, the indemnifying party shall pay all legal fees and expenses reasonably incurred by the Indemnified Party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one Indemnified Party. If such claims or actions are alleged or brought against more than one Indemnified Party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been designated by a majority of the Indemnified Parties against which such action is finally brought. If a majority of such Indemnified Parties is unable to agree on which law firm should be reimbursed for expenses or fees by the indemnifying party, then payment shall be made to the first law firm of record representing an Indemnified Party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and such law firm shall not be reimbursed for legal services performed by another law firm.
12.	Contribution.
(a)	If the indemnification provided for in Section 11 is for any reason unavailable or insufficient to hold harmless an Indemnified Party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party, as incurred:
(i)	in such proportion as is appropriate to reflect the relative benefits received by the Partnerships, the Managing General Partner, the Dealer Manager and the Selling Dealer, respectively, from the proceeds received in the offering; or
(ii)	if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Partnerships, the Managing General Partner, the Dealer Manager and the Selling Dealer, respectively, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
(b)	The relative benefits received by the Partnerships, the Managing General Partner, the Dealer Manager and the Selling Dealer, respectively, from the proceeds received in the offering shall be deemed to be in the same respective proportion as the total net proceeds from the offering pursuant to the Prospectus (after deducting the dealer-manager fees and selling commissions) received by the Partnerships and the Managing General Partner, and the total dealer manager fees and selling commissions (before deducting expenses) received by the Dealer Manager and the Selling Dealer, respectively, pursuant to this Agreement and the relevant Selling Dealer Agreement in each case bears to the aggregate offering price of all Units sold in the offering.
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(c)	The relative fault of the Partnerships, the Managing General Partner, the Dealer Manager and the Selling Dealer, respectively, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Partnerships, the Managing General Partner, the Dealer Manager or the Selling Dealer, respectively, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the statement or omission.
(d)	The Partnerships, the Managing General Partner, the Dealer Manager and the Selling Dealer (by virtue of entering into the Selling Dealer Agreement) agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable contributions referred to above in this Section 12. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section 12 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in investigating, preparing or defending against any litigation or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based on any such untrue statement or omission or alleged omission.
(e)	Notwithstanding the provisions of this Section 12, the Dealer Manager and the Selling Dealer shall not be required to contribute any amount by which the total price at which the Units sold in the offering to the public by them exceeds the amount of any damages which the Dealer Manager and the Selling Dealer have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.
(f)	No Indemnified Party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any entity or person who was not guilty of such fraudulent misrepresentation.
(g)	The Selling Dealers’ respective obligations to contribute pursuant to this Section 12 are several in proportion to the number of Units sold by each Selling Dealer in the offering, and not joint.
13.	Representations and Agreements to Survive Delivery . All representations, warranties, and agreements of the parties to this Agreement, including the indemnity and contribution agreements contained in Sections 11and 12 of this Agreement, shall:
(a)	survive the delivery, execution and closing of this Agreement;
(b)	remain operative and in full force and effect regardless of any investigation made by or on behalf of you or any person who controls you within the meaning of the Securities Act, by the Partnerships, or any of their officers, directors, or any person who controls the Partnerships within the meaning of the Securities Act, or any other Indemnified Party; and
(c)	survive delivery of the Units.
14.	Termination .
(a)	You shall have the right to terminate this Agreement other than the indemnification and contribution provisions of Sections 11 and 12 of this Agreement by giving notice as specified below any time at or before a closing date:
(i)	if a Partnership has failed, refused, or been unable at or before a closing date, to perform any of its obligations under this Agreement; or
(ii)	there has occurred an event materially and adversely affecting the value of the Units.

If you elect to terminate this Agreement other than the indemnification and contribution provisions of Sections 11 and 12 of this Agreement, then the Partnership in which the Units are then being offered shall be promptly notified by you by telephone, e-mail, facsimile, confirmed by letter, or overnight delivery service.

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(b)	The Partnership in which the Units are then being offered may terminate this Agreement other than the indemnification and contribution provisions of Sections 11 and 12 of this Agreement for any reason and at any time by promptly giving notice to you by telephone, e-mail, facsimile, confirmed by letter, or overnight delivery service.
15.	Notices .
(a)	All notices or communications under this Agreement, except as otherwise specifically provided, shall be in writing.
(b)	Any notice or communication sent by a Partnership to you shall be mailed, delivered, or sent by facsimile, e-mail or overnight delivery service, and confirmed to you at 409 Butler Road, Suite A, Kittanning, Pennsylvania 16201.
(c)	Any notice or communication sent by you to a Partnership shall be mailed, delivered, or sent by facsimile, e-mail or overnight delivery service, and confirmed at 409 Butler Road, Suite A, Kittanning, Pennsylvania 16201.
16.	Format of Checks/Escrow Agent . Pending receipt of the minimum subscription proceeds of $2,000,000 of each Partnership as set forth in Section 4(c) of this Agreement, or the receipt of the minimum subscription proceeds required by Pennsylvania or any other state or jurisdiction as provided in the Escrow Agreement of the Partnership in which the Units are then being offered, and you and the Selling Dealers, including customer carrying broker/dealers, agree that all subscribers shall be instructed to make their checks or wire transfers payable solely to the Escrow Agent as agent for the Partnership in which the Units are then being offered as follows:
(a)	“Citizens Bank of Pennsylvania, N.A., Escrow Agent, MDS Energy Public 2013-A LP”;
(b)	“Citizens Bank of Pennsylvania, N.A., Escrow Agent, MDS Energy Public 2014-A LP”; or
(c)	“Citizens Bank of Pennsylvania, N.A., Escrow Agent, MDS Energy Public 2014-B LP.”

You agree and shall require the Selling Dealers, including customer carrying broker/dealers, to agree to comply with Rule 15c2-4 adopted under the Exchange Act. In addition, for identification purposes, wire transfers should reference the subscriber’s name and the account number of the escrow account for the Partnership in which the Units are then being offered.

If you receive a check not conforming to the foregoing instructions, then you shall return the check to the Selling Dealer not later than the end of the next business day following its receipt by you. The Selling Dealer shall then return the check directly to the subscriber not later than the end of the next business day following its receipt from you. Checks received by you or a Selling Dealer which conform to the foregoing instructions shall be transmitted by you under Section 16 “Transmittal Procedures,” below.

17.	Transmittal Procedures . You and each Selling Dealer, including customer carrying broker/dealers, shall transmit received investor funds in accordance with the following procedures. For purposes of the following, the term “Selling Dealer” shall also include you as Dealer Manager if you receive subscriptions from investors.
(a)	Pending receipt of a Partnership’s minimum subscription proceeds of $2,000,000 as set forth in Section 4(c) of this Agreement, or the receipt of the minimum subscription proceeds required by Pennsylvania or any other state or jurisdiction as provided in the Escrow Agreement of the Partnership in which the Units are then being offered, the Selling Dealers on receipt of any check from a subscriber shall promptly transmit the check and the original executed Subscription Agreement to you, as Dealer Manager, by the end of the next business day following receipt of the check by the Selling Dealer. By the end of the next business day following your receipt of the check and the original executed Subscription Agreement, you, as Dealer Manager, shall transmit the check and a copy of the executed Subscription Agreement to the Escrow Agent, and the original executed Subscription Agreement and a copy of the check to the Managing General Partner.
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(b)	On receipt by you, as Dealer Manager, of notice from the Partnership in which the Units are then being offered that the Partnership’s minimum subscription proceeds of $2,000,000 as set forth in Section 4(c) of this Agreement have been received, or the receipt of the minimum subscription proceeds required by Pennsylvania or any other state or jurisdiction as provided in the Escrow Agreement of the Partnership in which the Units are then being offered, you and the Selling Dealers agree that all subscribers then may be instructed by you or the Partnership in which the Units are then being offered to make their checks or wires payable to the Partnership in which the Units are then being offered.

Thereafter, the Selling Dealers shall promptly transmit any and all checks received from subscribers and the original executed Subscription Agreement to you, as Dealer Manager, by the end of the next business day following receipt of the check by the Selling Dealer. By the end of the next business day following your receipt of the check and the original executed Subscription Agreement, you, as Dealer Manager, shall transmit the check and the original executed Subscription Agreement to the Partnership in which the Units are then being offered.

18.	Parties . This Agreement shall inure to the benefit of and be binding on you, the Managing General Partner, the Partnerships, and any of their respective successors and assigns. This Agreement shall also inure to the benefit of the Indemnified Parties and their respective successors and assigns. No other person shall have any legal or equitable right, remedy or claim under or in respect of this Agreement. No purchaser of any Units of a Partnership from you or a Selling Dealer shall be construed a successor or assign merely by reason of the purchase.
19.	Relationship . This Agreement shall not constitute you a partner of the Managing General Partner, the Partnerships, or any other general partner of a Partnership, nor render the Partnerships, or any general partner of a Partnership liable for any of your obligations.
20.	Effective Date . This Agreement is made effective as of the date accepted by you as indicated by your signature to this Agreement.
21.	Entire Agreement, Waiver .
(a)	This Agreement constitutes the entire agreement among the parties, and shall not be amended or modified in any way except by subsequent agreement executed in writing. No party to this Agreement shall be liable or bound to any other party by any agreement except as specifically set forth in this Agreement.
(b)	Any party may waive, but only in writing, any term, condition, or requirement under this Agreement that is intended for its benefit. However, any written waiver of any term or condition of this Agreement shall not operate as a waiver of any other breach of that term or condition of this Agreement. Also, any failure to enforce any provision of this Agreement shall not operate as a waiver of that provision or any other provision of this Agreement.
22.	Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.
23.	Complaints . Each Partnership and you, as Dealer Manager, agree as follows:
(a)	to notify the other if either receives an investor complaint in connection with the offer or sale of Units by you or a Selling Dealer;
(b)	to cooperate with the other in resolving the complaint; and
(c)	to cooperate in any regulatory examination of the other to the extent it involves this Agreement or the offer or sale of Units by you or a Selling Dealer.

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24.	Anti-Money Laundering Provision . You represent to the Partnerships that you have established and implemented an anti-money laundering compliance program (“AML Program”) in accordance with applicable law, including applicable FINRA Rules, the Exchange Act, the Exchange Act Rules and Regulations and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act”), and together with the USA PATRIOT Act, the “AML Rules,” reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Units. You further represent that you are currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act, and you hereby covenant to remain in compliance with those requirements and shall, on request by a Partnership, provide a certification that, as of the date of the certification:
(a)	your AML Program is consistent with the AML Rules; and
(b)	you are currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act.

Further, in accordance with the USA PATRIOT Act, you agree that the Units may not be offered, sold, transferred or delivered, directly or indirectly, to anyone who is:

(a)	a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;
(b)	acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;
(c)	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;
(d)	subject to additional restrictions imposed by the following statutes or regulations, and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriation Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or
(e)	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.
25.	Acceptance. Please confirm your agreement to the terms and conditions set forth above by signing and returning the enclosed duplicate copy of this Agreement to us at the address set forth above.

(Signatures on following page)

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MANAGING GENERAL PARTNER
MDS ENERGY DEVELOPMENT, LLC,
a Pennsylvania limited liability company
	, 2013	By:
Date			Michael D. Snyder, President
PARTNERSHIPS
MDS ENERGY PUBLIC 2013-A LP
MDS ENERGY PUBLIC 2014-A LP
MDS ENERGY PUBLIC 2014-B LP

		By:	MDS Energy Development, LLC,
Managing General Partner
	, 2013	By:
Date			Michael D. Snyder, President
DEALER MANAGER
MDS SECURITIES, LLC
a Pennsylvania limited liability company
	, 2013	By:
Date			Jason C. Knapp, President

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EXHIBIT A

FORM OF ESCROW AGREEMENT

EXHIBIT A

MDS ENERGY PUBLIC 2013-A LP

ESCROW AGREEMENT

THIS AGREEMENT (the “Agreement”) is effective as of ______________, 2013, by and among MDS Energy Development, LLC, a Pennsylvania limited liability company (the “Managing General Partner”), MDS Securities, LLC, a Pennsylvania limited liability company (“MDS Securities” or the “Dealer-Manager”), MDS Energy Public 2013-A LP, a Delaware limited partnership (the “Partnership”) and Citizens Bank of Pennsylvania, National Association, a national banking association, as escrow agent (the “Escrow Agent”).

WITNESSETH:

WHEREAS, the Managing General Partner intends to offer for sale to qualified investors (the “Investors”) up to 30,000 limited partnership interests (the “Units”).

WHEREAS, each Investor will be required to pay his subscription in full on subscribing by check or wire (the “Subscription Proceeds”).

WHEREAS, the cost per Unit will be $10,000, subject to discounted prices for sales to certain classes of Investors.

WHEREAS, larger subscriptions are permitted in $1,000 increments (e.g. $11,000, $12,000, etc.), and the Managing General Partner may accept subscriptions for less than one Unit in its sole discretion.

WHEREAS, the Managing General Partner and MDS Securities have executed an agreement (the “Dealer-Manager Agreement”) under which MDS Securities will solicit subscriptions for Units in all states on a “best efforts” “all or none” basis for Subscription Proceeds of $2,000,000 and on a “best efforts” basis for the remaining Units and under which MDS Securities has been authorized to select certain members in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”) to participate in the offering of the Units (the “Selling Dealers”).

WHEREAS, under the terms of the Selling Dealer Agreements and subject to Section 6 of this Agreement the Subscription Proceeds are required to be held in escrow subject to the receipt and acceptance by the Managing General Partner of the minimum Subscription Proceeds of $2,000,000, excluding any optional subscription by the Managing General Partner, its officers, directors, and Affiliates.

WHEREAS, no subscriptions to the Partnership will be accepted after the “Offering Termination Date,” which is the first to occur of either:

•	receipt of the maximum Subscription Proceeds of $300,000,000; or
•	December 31, 2013.

WHEREAS, to facilitate compliance with the terms of the Dealer-Manager Agreement and Rule 15c2-4 adopted under the Securities Exchange Act of 1934, the Managing General Partner and the Dealer-Manager desire to have the Subscription Proceeds deposited with the Escrow Agent and the Escrow Agent agrees to hold the Subscription Proceeds under the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this Agreement, the parties to this Agreement, intending to be legally bound, agree as follows:

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1.	Appointment of Escrow Agent. The Managing General Partner, the Partnership and the Dealer-Manager appoint the Escrow Agent as the escrow agent to receive and to hold the Subscription Proceeds deposited with the Escrow Agent by the Dealer-Manager and the Managing General Partner under this Agreement, and the Escrow Agent agrees to serve in this capacity during the term and based on the provisions of this Agreement.
2.	Deposit of Subscription Proceeds. Pending receipt of the minimum Subscription Proceeds of $2,000,000, the Dealer-Manager and the Managing General Partner shall deposit the Subscription Proceeds of each Investor to whom they sell Units with the Escrow Agent and shall deliver to the Escrow Agent a copy of the “Subscription Agreement,” which is the execution and subscription instrument signed by the Investor to evidence his agreement to purchase Units in the Partnership. In this regard, the Selling Dealers shall promptly transmit any and all checks received by them from Investors and the original executed Subscription Agreement to the Dealer-Manager by the end of the next business day following receipt of the check by them. By the end of the next business day following the Dealer-Manager’s receipt of the check and the original executed Subscription Agreement, the Dealer-Manager shall transmit the check and a copy of the executed Subscription Agreement to the Escrow Agent.

Payment for each subscription for Units shall be in the form of a check or wire made payable to the Escrow Agent as follows: “Citizens Bank of Pennsylvania, N.A., Escrow Agent, MDS Energy Public 2013-A LP” pending receipt of the Partnership’s minimum Subscription Proceeds of $2,000,000. The Escrow Agent shall hold the Subscription Proceeds in a separate account (the “Escrow Account”).

3.	Investment of Subscription Proceeds; Tax.
(a)	The Subscription Proceeds shall be invested as directed in writing by the Managing General Partner in any of the following: bank savings accounts, bank money market accounts, short-term certificates of deposit issued by a bank, or short-term securities issued or guaranteed by the United States government. In the absence of complete written instructions from the Managing General Partner, the Subscription Proceeds shall be deposited and invested in the account described in the attached Appendix I to this Agreement, which is hereby incorporated herein and made a part of this Agreement. The Managing General Partner confirms that it has read and understands Appendix I. The interest or other income earned shall be added to the Subscription Proceeds and disbursed in accordance with the provisions of Section 4 or 5 of this Agreement, as the case may be. The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Agreement. The parties hereto acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice.
(b)	For tax reporting purposes, all interest or other income earned on the Subscription Proceeds deposited in the Escrow Account shall be reported to the Partnership.
(c)	Upon or before the execution of this Agreement, the parties to this Agreement shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate IRS Forms W-9 and any other forms and documents that the Escrow Agent may reasonably request. The parties hereto understand that if such tax reporting documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, to withhold a portion of any interest or other income earned on the Subscription Proceeds pursuant to this Agreement. The Managing General Partner shall also provide tax reporting documentation for the Investors as the Escrow Agent may reasonably request, should the Escrow Agent be required to disburse Subscription Proceeds or interest or other income on Subscription Proceeds back to the Investors.

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4.	Distribution of Subscription Proceeds.
(a)	If the Escrow Agent:
(i)	receives proper written notice from an authorized officer of the Managing General Partner and the Dealer-Manager that at least the minimum Subscription Proceeds of $2,000,000 have been received, deposited with the Escrow Agent and accepted by the Managing General Partner (a “Distribution of Subscription Proceeds Notice”); and
(ii)	determines that Subscription Proceeds for at least $2,000,000 are Distributable Subscription Proceeds (as defined below);

the Escrow Agent shall promptly release and distribute to the Managing General Partner the Distributable Subscription Proceeds plus any interest paid and investment income earned on the Distributable Subscription Proceeds while held by the Escrow Agent in the Escrow Account. For purposes of this Agreement, “Distributable Subscription Proceeds” are Subscription Proceeds which have been deposited in the Escrow Account (1) by wire transfer; and (2) by check, but in the case of checks only at the time that enough time has passed to permit payments to have returned unpaid by the bank on which the check was drawn.

(b)	Following the distribution under Section 4(a), any remaining Subscription Proceeds, plus any interest paid and investment income earned on the Subscription Proceeds while held by the Escrow Agent in the Escrow Account, shall be released and distributed to the Managing General Partner by the Escrow Agent promptly after the Subscription Proceeds become Distributable Subscription Proceeds after a one business day period from the date of deposit.
(c)	The Escrow Agent shall have no duty to make any disbursement, investment or other use of Subscription Proceeds until and unless it has good and collected funds. In the event that any checks deposited in the Escrow Account are returned or prove uncollectible after the funds represented thereby have been released by the Escrow Agent, then the Managing General Partner shall promptly reimburse the Escrow Agent for any and all costs incurred for such, upon request, and the Escrow Agent shall deliver the returned checks directly to the Investor. The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder.
5.	Separate Partnership Account. During the continuation of the offering after the Partnership is funded with cleared Subscription Proceeds of at least $2,000,000 and the Escrow Agent receives the written notice described in Section 4 of this Agreement, and before the Offering Termination Date, any additional Subscription Proceeds may be deposited by the Dealer-Manager and the Managing General Partner directly in a separate Partnership account which shall not be subject to the terms of this Agreement.
6.	Subscriptions of Pennsylvania Investors. Notwithstanding any other provision of this Agreement to the contrary:
(a)	The Escrow Agent shall deposit Subscription Proceeds from Pennsylvania Investors into a separate fund (the “Pennsylvania Escrow Fund”) within the Escrow Account to be held in escrow pursuant to this Agreement for up to 120 calendar days after the Subscription Proceeds of the first Pennsylvania Investor are received by the Escrow Agent. The Pennsylvania Escrow Fund shall be automatically renewed for additional 120 calendar day periods during the term of this Agreement. Funds shall be promptly released from the Pennsylvania Escrow Fund and distributed to the Managing General Partner in the same manner as described in Section 4 with respect to the Escrow Fund when Escrow Agent receives a Distribution of Subscription Proceeds Notice from an authorized officer of the Managing General Partner that the total of all Subscription Proceeds received and accepted by the Managing General Partner, including Subscription Proceeds from Pennsylvania Investors and all other Subscription Proceeds (including the minimum Subscription Proceeds of $2,000,000), total $15,000,000 or more, and directing the Escrow Agent to make such distributions to the Managing General Partner.

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The parties agree that the Dealer-Manager and the Managing General Partner will specifically identify subscriptions of Pennsylvania Investors to the Escrow Agent by written notice(s) which shall be provided to Escrow Agent so that such notice is received by Escrow Agent prior to submission to Escrow Agent of Pennsylvania Subscription Proceeds by way of either wire transfer or check. Upon receipt of each such written notice, the Escrow Agent will not commingle those subscriptions with subscriptions of residents of other states but rather will hold such Pennsylvania Subscription Proceeds in the Pennsylvania Escrow Fund in the Escrow Account. Any interest and investment income earned on such Pennsylvania Subscription Proceeds shall also be held in the Pennsylvania Escrow Fund.

(b)	If total Subscription Proceeds, including Subscription Proceeds received from Pennsylvania Investors, of at least $15,000,000 have not been received and accepted by the Managing General Partner at the end of the first 120 day escrow period, the Partnership must notify the Pennsylvania Investors in writing by certified mail or any other means whereby a receipt of delivery is obtained within ten (10) calendar days after the end of the escrow period that they have a right to have their Subscription Proceeds returned to them, together with any interest earned thereon and without deduction for any fees. If a Pennsylvania Investor requests the return of the Investor’s Subscription Proceeds within ten (10) calendar days after receipt of notification, the Managing General Partner must return the Pennsylvania Investor’s Subscription Proceeds within 15 days after the Managing General Partner’s receipt of the Pennsylvania Investor’s request, and the Managing General Partner will promptly direct the Escrow Agent in a signed writing to return the Pennsylvania Investor’s Subscription Proceeds, plus any interest paid and investment income earned on the Pennsylvania Investor’s Subscription Proceeds while held by the Escrow Agent in the Pennsylvania Escrow Fund, directly to the Pennsylvania Investor. Upon receipt of such signed, written direction from the Managing General Partner, the Escrow Agent shall disburse such amount to the Investor within three (3) Business Days after the Escrow Agent’s receipt of such Managing General Partner’s written direction. If the Pennsylvania Investor does not timely request the return of the Investor’s Subscription Proceeds, then the Investor’s Subscription Proceeds will continue to be held in the Pennsylvania Escrow Fund within the Escrow Account for another 120 day period, as described in Section 6(a), under the terms and conditions of this Agreement and this Section 6 shall again apply to the Pennsylvania Investor’s Subscription Proceeds.
7.	Distributions to Subscribers.
(a)	If the Partnership is not funded as contemplated because less than the minimum Subscription Proceeds of $2,000,000 have been received and accepted by the Managing General Partner by twelve (12:00) a.m. (midnight), local time, Eastern Standard Time on the Offering Termination Date, or for any other reason, then the Managing General Partner shall notify the Escrow Agent that the minimum Subscription Proceeds of $2,000,000 has not been received and accepted, and the Escrow Agent promptly shall distribute to each Investor for which the Escrow Agent has a copy of the Subscription Agreement, a refund check made payable to the Investor in an amount equal to the Subscription Proceeds of the Investor, plus any interest or investment income earned on the Investor’s Subscription Proceeds while held by the Escrow Agent in the Escrow Account.
(b)	If a subscription for Units submitted by an Investor is rejected by the Managing General Partner for any reason after the Subscription Proceeds relating to the subscription have been deposited with the Escrow Agent, then the Managing General Partner promptly shall notify the Escrow Agent in writing of the rejection, and the Escrow Agent shall promptly distribute to the Investor for which the Escrow Agent has a copy of a Subscription Agreement, a refund check made payable to the Investor in an amount equal to the Subscription Proceeds of the Investor, plus any interest or investment income earned on the Investor’s Subscription Proceeds while held by the Escrow Agent in the Escrow Account.

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8.	Compensation and Expenses of Escrow Agent. The Managing General Partner shall be solely responsible for and shall pay the compensation of the Escrow Agent for its services under this Agreement, as provided in the attached Appendix II to this Agreement, which is hereby incorporated herein and made a part of this Agreement, and the charges, expenses (including any reasonable attorneys’ fees), and other out-of-pocket expenses incurred by the Escrow Agent in connection with the administration of the provisions of this Agreement. The Escrow Agent shall have no lien on the Subscription Proceeds deposited in the Escrow Account unless and until the Partnership is funded with cleared Subscription Proceeds of at least $2,000,000 and the Escrow Agent receives the proper written notice described in Section 4 of this Agreement, at which time the Escrow Agent shall have, and is granted, a prior lien on any property, cash, or assets held under this Agreement, with respect to its unpaid compensation and non-reimbursed expenses, superior to the interests of any other persons or entities.
9.	Duties of Escrow Agent. The Escrow Agent shall not be obligated to accept any notice, make any delivery, or take any other action under this Agreement unless the notice or request or demand for delivery or other action is in writing and given or made by the Managing General Partner or an authorized officer of the Managing General Partner. In no event shall the Escrow Agent be obligated to accept any notice, request, or demand from anyone other than the Managing General Partner. Upon or before the execution of this Agreement, the Managing General Partner shall deliver to the Escrow Agent an authorized signers list in the attached form of Appendix III to this Agreement, which is hereby incorporated herein and made a part of this Agreement, and the Dealer-Manager shall deliver to the Escrow Agent an authorized signers list in the attached form of Appendix IV, which is hereby incorporated herein and made a part of this Agreement.
10.	Limitation on Liability of Escrow Agent.
(a)	The Escrow Agent shall not be liable for any action taken or omitted by it except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of loss.
(b)	IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.
(c)	The Escrow Agent’s duties and obligations under this Agreement shall be entirely administrative and not discretionary. The Escrow Agent shall not be liable to any party to this Agreement or to any third-party as a result of any action or omission taken or made by the Escrow Agent in accordance with this Agreement. The Escrow Agent is acting solely as escrow agent hereunder and owes no duties, covenants or obligations, fiduciary or otherwise, to any person by reason of this Agreement, except as otherwise explicitly set forth in this Agreement, and no implied duties, covenants or obligations, fiduciary or otherwise, shall be read into this Agreement against the Escrow Agent.
(d)	The Managing General Partner, the Dealer-Manager, and the Partnership will jointly and severally indemnify the Escrow Agent, defend and hold the Escrow Agent harmless, and reimburse the Escrow Agent from, against and for, any and all liabilities, claims, costs, fees and expenses (including reasonable attorney’s fees) the Escrow Agent may suffer or incur by reason of its execution and performance of this Agreement. If any legal questions arise concerning the Escrow Agent’s duties and obligations under this Agreement, then the Escrow Agent may consult with its counsel and rely without liability on written opinions given to it by its counsel. The provisions of this paragraph shall survive the assignment or termination of this Agreement and the resignation or removal of the Escrow Agent.

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(e)	The Escrow Agent shall be protected in acting on any written notice, request, waiver, consent, authorization, or other paper or document which the Escrow Agent, in good faith, believes to be genuine and what it purports to be.
(f)	If there is any disagreement between any of the parties to this Agreement, or between them or any other person, resulting in adverse claims or demands being made in connection with this Agreement, or if the Escrow Agent, in good faith, is in doubt as to what action it should take under this Agreement, then the Escrow Agent may, at its option, refuse to comply with any claims or demands on it or refuse to take any other action under this Agreement, until the Escrow Agent (i) receives a final non-appealable order of a court of competent jurisdiction or a final non-appealable arbitration decision directing delivery of the Subscription Proceeds, (ii) receives a written agreement executed by each of the parties involved in such disagreement or dispute directing delivery of the Subscription Proceeds, in which event the Escrow Agent shall be authorized to disburse the Subscription Proceeds in accordance with such final court order, arbitration decision, or agreement, or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Subscription Proceeds and shall be entitled to recover attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action. The Escrow Agent shall be entitled to act on any such agreement, court order, or arbitration decision without further question, inquiry, or consent.
(g)	No provision of this Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights hereunder.
(h)	The parties agree that the Escrow Agent had no role in the preparation of the Subscription Agreement, has not reviewed the Subscription Agreement, and makes no representations or warranties with respect to the information contained therein or omitted therefrom. The Escrow Agent has not reviewed or approved any agreement or matter of background related to this Agreement, other than this Agreement itself.
11.	Resignation or Removal of Escrow Agent. The Escrow Agent may resign as such after giving thirty days’ prior written notice to the other parties to this Agreement. Similarly, the Escrow Agent may be removed and replaced after receiving thirty days’ prior joint written notice from the other parties to this Agreement. In either event, the duties of the Escrow Agent shall terminate thirty days after the date of the notice (or as of an earlier date as may be mutually agreeable); and the Escrow Agent shall then deliver the balance of the Subscription Proceeds (and any interest received or investment income earned thereon while held by the Escrow Agent in the Escrow Account) in its possession to a successor escrow agent appointed by the other parties to this Agreement as evidenced by a written notice filed with the Escrow Agent.

If the other parties to this Agreement are unable to agree on a successor escrow agent or fail to appoint a successor escrow agent before the expiration of thirty days following the date of the notice of the Escrow Agent’s resignation or removal, then the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or other appropriate relief. Any resulting appointment shall be binding on all of the parties to this Agreement.

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On acknowledgment by any successor escrow agent of the receipt of the then remaining balance of the Subscription Proceeds (and any interest received or investment income earned thereon while held by the Escrow Agent in the Escrow Account), the Escrow Agent shall be fully released and relieved of all duties, responsibilities, and obligations under this Agreement.

12.	Termination. This Agreement shall terminate and the Escrow Agent shall have no further obligation with respect to this Agreement after the distribution of all Subscription Proceeds (and any interest received or investment income earned thereon while held by the Escrow Agent in the Escrow Account) as contemplated by this Agreement or on the written consent of all the parties to this Agreement.
13.	Notice. Any notices or instructions to be given under this Agreement shall be validly given if set forth in writing and mailed by certified mail, return receipt requested, or by facsimile with written confirmation of receipt (originals to be followed in the mail), or by a nationally recognized overnight courier, as follows:

If to the Escrow Agent:

Citizens Bank of Pennsylvania

c/o Institutional Services Group

870 Westminster Street, RWR 110

Providence, RI 02903

Attention: Jean A. Parrillo

Phone: (401) 282-3836

Facsimile: (401) 455-5279

If to the Managing General Partner or the Partnership:

MDS Energy Development, LLC

409 Butler Road, Suite A

Kittanning, Pennsylvania 16201

Attention: Michael D. Snyder

Phone: (724) 548-2501

Facsimile: (724) 548-2330

If to the Dealer-Manager:

MDS Securities, LLC

409 Butler Road

Kittanning, Pennsylvania 16201

Attention: Jason C. Knapp

Phone: (855) 807-0807

Facsimile: (724) 548-2330

Any party may designate any other address to which notices and instructions shall be sent by notice to all other parties hereto duly given in accordance with this Agreement.

14. Miscellaneous.

(a)	This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

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(b)	This Agreement shall be binding on and shall inure to the benefit of the undersigned and their respective successors and assigns.
(c)	This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.
15.	Acknowledgements. The parties hereto acknowledge Escrow Agent has not reviewed and is not making any recommendations with respect to the Units offered. During the term of this Agreement, the Subscription Proceeds are not subject to claims by creditors of the Partnership, the Managing General Partner, the Dealer-Manager, the Partnership’s other affiliates, the Escrow Agent, or the Selling Dealers until the proceeds have been released to the Partnership pursuant to the terms of this Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first above written.

Citizens Bank of Pennsylvania, National Association as Escrow Agent

By:
_______________________ [Title]

MDS Energy Development, LLC

By:
Michael D. Snyder, President

MDS Energy Public 2013-A LP

By:	MDS Energy Development, LLC Managing General Partner

By:
Michael D. Snyder, President

MDS SECURITIES, LLC

By:
Jason C. Knapp, President

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APPENDIX I TO ESCROW AGREEMENT

Agency and Custody Account Direction

For Cash Balances

___________ Money Market Deposit Accounts

Direction to use the following __________________________ Money Market Deposit Accounts for Cash Balances for the escrow account or accounts (the “Account”) established under the Escrow Agreement to which this Appendix I is attached.

In the absence of written investment instructions, the Escrow Agent is hereby directed to deposit, as indicated below, or as the Managing General Partner shall direct further in writing from time to time, all cash in the Account(s) in the following money market deposit account of Citizens Bank of Pennsylvania, National Association:

______________________________ Money Market Deposit Account (MMDA)

Amounts on deposit in the MMDA are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (FDIC), in the basic FDIC insurance amount of $250,000 per depositor, per insured bank. This includes principal and accrued interest up to a total of $250,000.

The Managing General Partner has full power to direct investments of the Account(s).

The Managing General Partner may change this direction at any time and that it shall continue in effect until revoked or modified by the Managing General Partner by written notice to the Escrow Agent.

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APPENDIX II TO ESCROW AGREEMENT

Compensation for Services of Escrow Agent

REVIEW AND ACCEPTANCE FEE:	$ waived

For providing initial review of the Escrow Agreement and all supporting documents and for initial services associated with establishing the Escrow Account. This is a one (1) time fee payable upon the opening of the account.

I.	Annual Administrative Fee Payable in Advance (or any portion thereof)	$_______________

II.	Remittance of checks returned to Investors (set out in section 6 of the governing agreement)	$_______________

III.	Wire transfers	$ waived

IV.	Purchase or Sale of Securities	$ waived

V.	Fees are subject to the type of account the Managing General Partner directs the Escrow Agent to open and to be governed by the Escrow Agreement, and these types of permitted investments are limited by the Escrow Agreement.

EXTRAORDINARY SERVICES:

For any services other than those covered by the aforementioned, a special per hour charge will be made commensurate with the character of the service, time required and responsibility involved. Such services include but are not limited to excessive administrative time, attendance at closings, specialized reports, and record keeping, unusual certifications, etc.

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APPENDIX III TO ESCROW AGREEMENT

Certificate as to Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of MDS Energy Development, LLC and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Appendix III is attached, on behalf of Managing General Partner.

Name / Title	Specimen Signature
Michael D. Snyder
Name	Signature

President
Title

Name	Signature

Title

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APPENDIX IV TO ESCROW AGREEMENT

Certificate as to Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of MDS Securities, LLC and are authorized to provide the notice to the Escrow Agent described in Section 4(a)(i) of the Escrow Agreement to which this Appendix IV is attached.

Name / Title	Specimen Signature
Jason C. Knapp
Name	Signature

President
Title

Name	Signature

Title

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EXHIBIT B

FORM OF SELLING DEALER AGREEMENT

EXHIBIT B

SELLING DEALER AGREEMENT

TO: ____________________________________________

RE: MDS ENERGY PUBLIC 2013 PROGRAM

Gentlemen:

MDS Energy Development, LLC (“MDS Energy Development” or the “Managing General Partner”) will be the Managing General Partner in a series of up to three limited partnerships organized under the Delaware Revised Uniform Limited Partnership Act pursuant to the MDS Energy Public 2013 Program (the “Program”): MDS Energy Public 2013-A LP, MDS Energy Public 2014-A LP and MDS Energy Public 2014-B LP, which are referred to in the singular as a “Partnership” or in plural as the “Partnerships.” The Units in the Partnerships (the “Units”) and the offering are described in the Prospectus, copies of which have been furnished to you with this Agreement.

Our firm, MDS Securities, LLC (“MDS Securities” or the “Dealer Manager”), has entered into a Dealer Manager Agreement for sales in all states, a copy of which has been furnished to you and is incorporated in this Agreement by reference, with the Managing General Partner and the Partnerships under which the Dealer Manager has agreed to form a group of Financial Industry Regulatory Authority, Inc. (“FINRA”) member firms (the “Selling Dealers”). The Selling Dealers will obtain subscriptions for Units in each Partnership in all states on a “best efforts” basis under the Securities Act of 1933, as amended (the “Securities Act”), and the provisions of the Prospectus.

You are invited to become one of the Selling Dealers on a non-exclusive basis. By your acceptance below you agree to act in that capacity and to use your best efforts, in accordance with the terms and conditions of this Agreement, to solicit subscriptions for Units in each Partnership at the time each Partnership is then being offered as provided in Section 1 of the Dealer Manager Agreement in all states where you are duly registered or licensed as a broker/dealer.

1.	Representations and Warranties of Selling Dealer. You represent and warrant to the Dealer Manager that:
(a)	You are a corporation or other entity duly organized, validly existing, and in good standing under the laws of the state of your formation or of any jurisdiction to the laws of which you are subject, with all requisite power and authority to enter into this Agreement and to carry out your obligations under this Agreement.
(b)	This Agreement when accepted and approved by you will be duly authorized, executed, and delivered by you and will be a valid and binding agreement on your part in accordance with its terms.
(c)	The consummation of the transactions contemplated by this Agreement and the Prospectus will not result in the following:

(i)	any breach of any of the terms or conditions of, or constitute a default under, your organizational documents, bylaws, any indenture, agreement, or other instrument to which you are a party or by which you are bound; or

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(ii)	any violation of any order applicable to you of any court, regulatory body or administrative agency having jurisdiction over you or over your affiliates.

(d)	You are duly registered under the provisions of the Securities Exchange Act of 1934 (the “Exchange Act”), as a broker/dealer, and you are a member in good standing of FINRA. You are duly registered as a broker/dealer in the jurisdictions where you are required to be registered in order to carry out your obligations as contemplated by this Agreement and the Prospectus. You agree to maintain all the foregoing registrations in good standing throughout the term of the offer and sale of the Units, and you agree to comply with the statutes and other requirements applicable to you as a broker/dealer under those registrations. This Agreement shall automatically terminate with no further action by either party if you cease to be a member in good standing of FINRA or with the securities commission of the state in which your principal office is located. You agree to notify the Dealer Manager immediately if you cease to be a member in good standing of FINRA or with the securities commission of any state in which you are currently registered or licensed.
(e)	Pursuant to your appointment as a Selling Dealer, you agree that your solicitation and other activities by you hereunder shall comply with this Agreement shall comply with, and shall be undertaken only in accordance with, the terms of the Dealer Manager Agreement, the terms of this Agreement, the Securities Act, the Securities Act Rules and Regulations, the Exchange Act and the applicable rules and regulations promulgated thereunder (the “Exchange Act Rules and Regulations”), the Blue Sky Survey (as defined below), the FINRA Rules applicable to the offering from time to time in effect, specifically including, but not in any way limited to, NASD Conduct Rules 2310 (Recommendations to Customers), 2340 (Customer Account Statements), and 2420 (Dealing with Non-Members), and FINRA Rules 2310 (Direct Participation Programs), 5130 (Restrictions on the Purchase and Sale of Initial Equity Public Offerings), and 5141 (Sale of Securities in a Fixed Price Offering), and the provisions of Article IV.C. of the Statement of Policy Regarding Registration of Oil and Gas Programs of the North American Securities Administrators Association, Inc., as revised and amended on May 7, 2007 and as may be further revised and amended (the “NASAA Guidelines”) as well as the suitability requirements set forth in the “Suitability Standards” section of the Prospectus. Further, you shall not engage in any activity which would cause the offer and/or sale of the Units not to comply with the above.

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(f)	You shall not offer or sell the Units in any jurisdiction until you have been advised in writing by the Partnership in which the Units are then being offered, or its special counsel, that the offer or sale of the Units:
(i)	has been qualified in the jurisdiction;
(ii)	is exempt from the qualification requirements imposed by the jurisdiction; or
(iii)	the qualification is otherwise not required.
(g)	You will offer Units only:
(i)	to persons that meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to you by the Partnership in which the Units are then being offered or the Dealer Manager; and
(ii)	to persons in the jurisdictions in which it is advised in writing by the Partnership in which the Units are then being offered or the Dealer Manager that the Units are qualified for sale or that qualification is not required (the “Blue Sky Survey”).

Notwithstanding the qualification of Units for sale in any respective jurisdiction (or exemption therefrom), you will not offer Units and will not permit any of your registered representatives to offer Units in any jurisdiction unless both you and such registered representative are duly licensed to transact securities business in such jurisdiction. In offering Units, you shall comply with the provisions of the FINRA Rules, as well as other applicable rules and regulations relating to suitability of investors, including, but not limited to, the provisions of Section IV.C. of the NASAA Guidelines.

In offering the sale of Units to any person, you will have reasonable grounds to believe (based on such information obtained from the investor concerning the investor’s age, investment objectives, other investments, financial situation, needs or any other information known by you after due inquiry) that: (A) such person is in a financial position appropriate to enable such person to realize to a significant extent the benefits described in the Prospectus, including the tax benefits; (B) the investor has a fair market net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity; (C) the purchase of the Units is otherwise suitable for such person; and (D) such person meets the suitability standards imposed by the state in which the investment by such investor is made as described in the Prospectus depending on whether the investor subscribes as a limited partner or an investor general partner.

You further will use your best efforts to determine the suitability and appropriateness of an investment in the Units of each proposed investor solicited by a person associated with you by reviewing documents and records disclosing the basis on which the determination as to suitability was reached as to each proposed investor, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained or accounts hereinafter established. In making the determinations as to financial qualifications and as to suitability required by the NASAA Guidelines, you may rely on representations from investment advisers who are not affiliated with you, banks acting as trustees or fiduciaries, and information you have obtained from a prospective investor, including such information as the investment objectives, other investments, financial situation and needs of the person or any other information known by you after due inquiry.

Notwithstanding the foregoing, you shall not execute any transaction with the Units or the Partnerships in a discretionary account without prior written approval of the transaction by the customer.

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(h)	You shall maintain, for at least six years or for a period of time not less than that required in order to comply with all applicable federal, state and other regulatory requirements, whichever is later, a record of the information obtained to determine that an investor meets the suitability standards imposed on the offer and sale of the Units (both at the time of the initial subscription and at the time of any additional subscriptions) and a representation of the investor that the investor is investing for the investor’s own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made met the suitability standards. You may satisfy your obligation by contractually requiring such information to be maintained by the investment advisers or banks discussed above. You further agree to comply with the record keeping requirements of the Exchange Act, including, but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act. You agree to make such documents and records available to the Dealer Manager and the Partnerships upon request, and representatives of the Commission, FINRA and applicable state securities administrators upon your receipt of an appropriate document subpoena or other appropriate request for documents from any such agency.
(i)	You will:
(i)	deliver a Prospectus, as then supplemented or amended, to each person who subscribes for Units at least five business days prior to the tender of such person’s order form, which is included as Exhibit (C) to the Prospectus (the “Subscription Agreement”);
(ii)	promptly comply with the written request of any person for a copy of the Prospectus, as then supplemented or amended, during the period between the initial effective date and the termination of the offering;
(iii)	deliver to any person, in accordance with applicable law or as prescribed by any state securities administrator, a copy of any prescribed document included within or incorporated by reference in the Registration Statement and any supplements thereto during the course of the offering;
(iv)	not use any sales materials in connection with the solicitation of purchasers of the Shares except Approved Sales Literature;
(v)	to the extent the Partnership in which the Units are then being offered provides Approved Sales Literature, not use such materials unless accompanied or preceded by the Prospectus, as then currently in effect; and
(vi)	not give or provide any information or make any representation or warranty other than information or representations contained in the Prospectus or the Approved Sales Literature. You will not publish, circulate or otherwise use any other advertisement or solicitation material in connection with the offering without the Dealer Manager’s express prior written approval.
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(j)	Nothing contained in this Agreement shall be deemed or construed to make you an employee, agent, representative or partner of the Dealer Manager or the Partnerships, and you are not authorized to act for the Dealer Manager or the Partnerships.
(k)	You will not send or provide amendments or supplements to the Prospectus or any Approved Sales Literature to any investor unless you have previously sent or provided a Prospectus and all amendments and supplements thereto to that investor or you have simultaneously sent or provided a Prospectus and all amendments and supplements thereto with such Prospectus amendment or supplement or Approved Sales Literature.
(l)	You will not show to or provide any investor or reproduce any material or writing which is supplied to you by the Dealer Manager and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the offer or sale of Units to members of the public.
(m)	You shall furnish a copy of any revised preliminary Prospectus to each person to whom you have furnished a copy of any previous preliminary Prospectus, and you further agree that you will mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Exchange Act.
(n)	You acknowledge and agree that the Partnership in which the Units are then being offered shall have the right to reject any subscription at any time for any reason without liability to it; provided that the subscriber promptly receives from the Escrow Agent the return of any good and cleared funds that the subscriber submitted with the Subscription Agreement, together with any interest or investment income earned thereon while held in escrow, and without deduction for any fees or expenses; provided further that it is the Dealer Manager’s responsibility to ensure that the Escrow Agent returns the funds to the subscriber as set forth herein. Otherwise, subscription funds and executed subscription packets shall be transmitted as set forth in Section 12 of this Agreement.
(o)	You agree and covenant that:
(i)	the representations and warranties you make in this Agreement are true and correct as of the date of this Agreement and at the applicable closing date; and
(ii)	you shall have fulfilled all your obligations under this Agreement at the applicable closing date.
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2.	Commissions.
(a)	Subject to the receipt of the minimum required subscription proceeds of $2,000,000 as described in Section 4(c) of the Dealer Manager Agreement, and the discounts described in the “Plan of Distribution” section of the Prospectus for sales to certain classes of investors, the Dealer Manager is entitled to receive from each Partnership a 7.0% Sales Commission and a 3.0% Dealer Manager Fee, based on the aggregate amount of all Unit subscriptions to the Partnership secured by the Dealer Manager or the selling group formed by the Dealer Manager and accepted by the Partnership in which the Units are then being offered.
Additionally, the Dealer Manager is entitled to receive from each Partnership reimbursement of its and your bona fide due diligence expenses in connection with the Partnership, provided that any bill presented to the Dealer Manager by you for reimbursement of costs associated with your due diligence activities in connection with the Program must be in writing in a detailed and itemized invoice.
Subject to the foregoing and terms and conditions set forth in this Agreement, including the discounts described in the “Plan of Distribution” section of the Prospectus for sales to certain classes of investors and the Dealer Manager’s receipt from you of the investor’s Subscription Agreement and other subscription documents, the Dealer Manager agrees to pay you on Units sold by you and accepted by the Partnership in which the Units are then being offered:
(i)	A 7.0% Sales Commission, subject to the performance by you of your obligations under Appendix I to this Agreement, which is incorporated in this Agreement by reference;
(ii)	reimbursement of your reasonable accountable bona fide due diligence expenses actually incurred in connection with the Partnership in which the Units are then being offered, provided that any bill presented by you to the Dealer Manager for reimbursement of costs associated with your due diligence activities must be detailed and itemized and your incurrence of such expenses was previously approved in writing by the Dealer Manager or the Partnership in which the Units are then being offered;
(iii)	a nonaccountable marketing fee of 1.0% per Unit in partial consideration for your marketing support, which may be reduced, in the Dealer Manager’s discretion, in an amount equal to the Dealer Manager’s or the Partnership’s costs to participate in your national or regional sales conferences as described in the “Plan of Distribution” section of the Prospectus, and further subject to the performance by you of your obligations under Appendix I to this Agreement; and
(iv)	the Dealer Manager or the Partnerships may make certain non-cash compensation arrangements with you or your registered representatives. The permissible non-cash compensation will be paid for:
(A)	training and education meetings;
(B)	gifts that do not exceed $100 per year and are not preconditioned on the achievement of a sales target;
(C)	an occasional meal, a ticket to a sporting event or the theater, or comparable entertainment which is neither so frequent nor so extensive as to raise any question of propriety and is not preconditioned on achievement of a sales target; and
(D)	contributions by the Dealer Manager or the Partnerships to a non-cash compensation arrangement between you and your associated persons, provided that the Dealer Manager and Managing General Partner do not directly or indirectly participate in your organization of the permissible non-cash compensation arrangement.
The Dealer Manager is responsible for ensuring that all non-cash compensation arrangements comply with the restrictions on non-cash compensation in connection with direct participation programs as set forth in FINRA Rule 2310. For example, if a Partnership or the Dealer Manager pays or reimburses you in connection with meetings held by the Partnerships or Dealer Manager for the purpose of training or education of your registered representatives, then the following conditions must be met:
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(A)	your registered representative must obtain your prior approval to attend the meeting and attendance by your registered representatives must not be conditioned by you on the achievement of a sales target;
(B)	the location of the training and education meeting must be appropriate to the purpose of the meeting, as defined in FINRA Rule 2310;
(C)	the payment or reimbursement must not be applied to the expenses of guests of the registered representative;
(D)	the payment or reimbursement by the Partnerships or Dealer Manager must not be conditioned by the Partnerships or Dealer Manager on the achievement of a sales target; and
(E)	the appropriate records must be maintained.
Non-cash compensation means any form of compensation received in connection with the sale of the Units that is not cash compensation, including but not limited to merchandise, gifts and prizes, travel expenses, meals and lodging.
(b)	Your Sales Commissions and other fees and reimbursements that are owed to you as set forth above shall be paid to you within seven business days after the Dealer Manager has received the related amounts owed to it under the Dealer Manager Agreement, which the Dealer Manager is entitled to receive within five business days after the conditions described in Section 4(d) of the Dealer Manager Agreement are satisfied and approximately every two weeks thereafter until the respective Partnership’s Offering Termination Date, which is described in Section 1 of the Dealer Manager Agreement. The balance of your Sales Commissions and other fees and reimbursements which are owed to you as set forth above shall be paid to you within seven business days after the Dealer Manager has received the related amounts owed to it under the Dealer Manager Agreement, which the Dealer Manager is entitled to receive within fourteen business days after the respective Partnership’s Offering Termination Date.
(c)	Notwithstanding anything in this Agreement to the contrary, you agree to waive payment of your Sales Commissions and other fees and reimbursements which are owed to you as set forth above until the Dealer Manager is in receipt of the related amounts owed to it under the Dealer Manager Agreement, and the Dealer Manager’s liability to pay your Sales Commissions and other fees and reimbursements under this Agreement shall be limited solely to the proceeds of the related amounts owed to it under the Dealer Manager Agreement.
(d)	As provided in Section 4(c) of the Dealer Manager Agreement, a Partnership shall not begin operations unless it receives subscription proceeds for at least $2,000,000 by its respective Offering Termination Date. If this amount is not secured by a Partnership’s respective Offering Termination Date, then nothing shall be payable to you by the Dealer Manager under this Agreement and all funds advanced by subscribers for Units in that Partnership shall be returned to them by the Escrow Agent with interest and income earned thereon while held in the Escrow Account, if any, and without deduction for any fees or expenses.
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3.	Blue Sky Qualification . The Partnership in which the Units are then being offered may elect not to qualify or register Units or seek an exemption in any state or jurisdiction for any reason in its sole discretion. On application to the respective Partnership you will be informed as to the states and jurisdictions in which the Units in the Partnership then being offered have been qualified or registered for sale or are exempt under the respective securities or “Blue Sky” laws of those states and jurisdictions.

Notwithstanding the foregoing, the Dealer Manager, the Partnerships, and the Managing General Partner have not assumed and will not assume any obligation or responsibility as to your right to act as a broker/dealer with respect to the Units in any state or jurisdiction.

4.	Expense of Sale. The expenses in connection with the offer and sale of the Units shall be payable as set forth below.
(a)	The Dealer Manager shall pay all expenses incident to the performance of its obligations under this Agreement, including the fees and expenses of its attorneys and accountants, even if the offering of any or all of the Partnerships is not successfully completed.
(b)	You shall pay all expenses incident to the performance of your obligations under this Agreement, including the fees and expenses of your own counsel and accountants, even if the offering of any or all of the Partnerships is not successfully completed.
5.	Conditions of Your Duties. Your obligations under this Agreement, as of the date of this Agreement and at the applicable closing date, shall be subject to the following:
(a)	the performance by the Dealer Manager of its obligations under this Agreement; and
(b)	the performance by the Partnership in which the Units are then being offered of its obligations under the Dealer Manager Agreement.
6.	Conditions of Dealer Manager’s Duties. The Dealer Manager’s obligations under this Agreement, including the duty to pay compensation and reimbursements to you as set forth in Section 2 of this Agreement, shall be subject to the following:
(a)	the accuracy, as of the date of this Agreement and at the applicable closing date as if made at the applicable closing date, of your representations and warranties made in this Agreement;
(b)	the performance by you of your obligations under this Agreement; and
(c)	the Dealer Manager’s receipt, at or before the applicable closing date, of a fully executed Subscription Agreement for each of your prospective purchasers as required by the Prospectus.

Subject to the Dealer Manager Agreement, the Dealer Manager shall have full authority to take such action as it may deem advisable with respect to all matters pertaining to the offering or arising thereunder. The Dealer Manager shall not be under any liability to you (except (i) for its own lack of good faith and (ii) for obligations expressly assumed by the Dealer Manager hereunder) for or in respect of the validity or value of or title to, the Units; the form of, or the statements contained in, or the validity of, the Registration Statement, the Prospectus or any amendment or supplement thereto, or any other instrument executed by the Partnerships or by others; the form or validity of the Dealer Manager Agreement or this Agreement; the delivery of the Units; the performance by the Partnerships or by others of any agreement on its or their part; the qualification of the Units for sale under the laws of any jurisdiction; or any matter in connection with any of the foregoing; provided, however, that nothing in this paragraph shall be deemed to relieve the Partnerships or the Dealer Manager from any liability imposed by the Securities Act. No obligations or liability on the part of the Partnerships or the Dealer Manager shall be implied or inferred herefrom.

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7.	Indemnification.
(a)	Under the Dealer Manager Agreement, the Partnerships and Managing General Partner have agreed to indemnify you and the Dealer Manager and each of their respective Indemnified Parties, in certain instances and against certain liabilities, including liabilities under the Securities Act in certain circumstances. You hereby agree to indemnify the Partnerships and the Managing General Partner and each of its Indemnified Parties as provided in the Dealer Manager Agreement and to indemnify the Dealer Manager to the extent and in the manner that you agree to indemnify the Partnerships and the Managing General Partner in the Dealer Manager Agreement.
(b)	In furtherance of, and not in limitation of the foregoing, you will indemnify, defend and hold harmless the Dealer Manager, the Managing General Partner and the Partnerships, and their officers, directors, employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each person who has signed the Registration Statement (“Indemnified Parties”), from and against any losses, claims, damages or liabilities to which any of the Indemnified Parties may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims and expenses (including the reasonable legal and other expenses incurred in investigating and defending any such claims or liabilities), damages or liabilities (or actions in respect thereof) arise out of or are based upon:
(i)	in whole or in part, any material inaccuracy in the representations or warranties contained in this Agreement or any material breach of a covenant contained herein by you;
(ii)	any untrue statement or any alleged untrue statement of a material fact contained in any Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus; or in any Approved Sales Literature; or any Blue Sky Application or other document executed by the Partnerships or on their behalf specifically for the purpose of qualifying any or all of the Units for sale under the securities laws of any jurisdiction or based upon written information furnished by the Partnerships under the securities laws thereof;
(iii)	the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof to make the statements therein not misleading or the omission or alleged omission to state a material fact required to be stated in the Prospectus or any amendment or supplement to the Prospectus to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that in each case described in clauses (ii) and (iii) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Partnerships, the Managing General Partner or the Dealer Manager by you specifically for use with reference to you in the preparation of the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such amendment thereof or supplement thereto;
(iv)	any use of sales literature, including “broker dealer use only” materials, by you that is not Approved Sales Literature;
(v)	any untrue statement made by you or your representatives or agents or omission by you or your representatives or agents to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Units in each case, other than statements or omissions made in conformity with the Registration Statement, Prospectus, Approved Sales Literature or any other materials or information furnished by or on behalf of the Partnerships or Managing General Partner; or
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(vi)	any failure by you to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts in connection with the offering, including applicable FINRA Rules, Exchange Act Rules and Regulations and the USA PATRIOT Act of 2001 (the “PATRIOT Act”).

You will reimburse the aforesaid parties for any reasonable legal or other expenses incurred in connection with investigation or defense of such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which you may otherwise have.
(c)	Promptly after receipt by any indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, promptly notify the indemnifying party of the commencement thereof; provided, however, the failure to give such notice shall not relieve the indemnifying party of its obligations hereunder except to the extent it shall have been prejudiced by such failure.
In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of, and unconditional release of all liabilities from, the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party, such consent not to be unreasonably withheld or delayed.

(d)	An indemnifying party under Section 7 of this Agreement shall be obligated to reimburse an indemnified party for reasonable legal and other expenses as follows: the indemnifying party shall pay all legal fees and expenses reasonably incurred by the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party.
If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm (in addition to local counsel) that has been participating by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

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8.	Contribution. If the indemnification provided for in Section 7 of this Agreement is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, the contributions provisions set forth in Section 12 of the Dealer Manager Agreement shall be applicable.
9.	Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Dealer Manager and you in this Agreement, including the indemnity and contribution agreements contained in Sections 7 and 8 of this Agreement, shall:
(a)	survive the delivery, execution and closing of this Agreement;
(b)	remain operative and in full force and effect regardless of any investigation made by or on behalf of you or any person who controls you within the meaning of the Act, by the Dealer Manager, or any of its officers, directors or any person who controls the Dealer Manager within the meaning of the Act, or by any other indemnified party; and
(c)	survive delivery of the Units.
The Partnerships and the Managing General Partner shall each be a third party beneficiary of your representations, warranties, covenants and agreements contained in Sections 7 and 8 and each shall have all enforcement rights in law and in equity with respect to those portions of this Agreement as to which it is third party beneficiary.
10.	Termination.
(a)	You shall have the right to terminate this Agreement, other than the indemnification and contributions provisions of Sections 7 and 8 of this Agreement, by giving notice as specified in Section 17 of this Agreement any time at or before a closing date if :
(i)	the Dealer Manager has failed, refused, or been unable at or before a closing date, to perform any of its obligations under this Agreement; or
(ii)	there has occurred an event materially and adversely affecting the value of the Units.

If you elect to terminate this Agreement, other than the indemnification and contribution provisions of Section 7 and 8 of this Agreement, then the Dealer Manager shall be promptly notified by you by telephone, e-mail, facsimile, or telegram, confirmed by letter.
(b)	The Dealer Manager may terminate this Agreement, other than the indemnification and contribution provisions of Section 7 and 8 of this Agreement, for any reason and at any time at or before a closing date, by promptly giving notice to you by telephone, e-mail, facsimile or telegram, confirmed by letter.
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11.	Format of Checks/Escrow Agent. Pending receipt of a Partnership’s minimum subscription proceeds of $2,000,000 as set forth in Section 4(c) of the Dealer Manager Agreement, or the receipt of the minimum subscription proceeds required by Pennsylvania or any other state or jurisdiction as provided in the Escrow Agreement of the Partnership in which the Units are then being offered, the Dealer Manager and you, including if you are a customer carrying broker/dealer, agree that all subscribers shall be instructed to make their checks or wire transfers payable solely to the Escrow Agent as agent for the Partnership in which the Units are then being offered as follows:
(i)	“Citizens Bank of Pennsylvania, N.A., Escrow Agent, MDS Energy Public 2013-A LP”
(ii)	“Citizens Bank of Pennsylvania, N.A., Escrow Agent, MDS Energy Public 2014-A LP”; or
(iii)	“Citizens Bank of Pennsylvania, N.A., Escrow Agent, MDS Energy Public 2014-B LP.”

Also, you, including if you are a customer carrying broker/dealer, agree to comply with Rule 15c2-4 adopted under the Act of 1934. In addition, for identification purposes, wire transfers should reference the subscriber’s name and the account number of the escrow account for the Partnership in which the Units are then being offered.

If you receive a check not conforming to the foregoing instructions, then you shall return the check directly to the subscriber not later than the end of the next business day following its receipt by you from the subscriber. If the Dealer Manager receives a check not conforming to the foregoing instructions, then the Dealer Manager shall return the check to you not later than the end of the next business day following its receipt by the Dealer Manager and you shall then return the check directly to the subscriber not later than the end of the next business day following its receipt by you from the Dealer Manager. Checks received by you which conform to the foregoing instructions shall be transmitted by you under Section 12 “Transmittal Procedures,” below.

You agree that you are bound by the terms of the Escrow Agreement, a copy of which is attached to the Dealer Manager Agreement as Exhibit A.

12.	Transmittal Procedures. You, including if you are a customer carrying broker/dealer, shall transmit received investor funds in accordance with the following procedures.
(a)	Pending receipt of each Partnership’s minimum subscription proceeds of $2,000,000 as set forth in Section 4(c) of the Dealer Manager Agreement, or the receipt of the minimum subscription proceeds required by Pennsylvania or any other state or jurisdiction as provided in the Escrow Agreement of the Partnership in which the Units are then being offered, you shall promptly transmit any and all checks received by you from subscribers and the original executed Subscription Agreement to the Dealer Manager by the end of the next business day following receipt of the check by you. By the end of the next business day following the Dealer Manager’s receipt of the check and the original executed Subscription Agreement, the Dealer Manager shall transmit the check and a copy of the executed Subscription Agreement to the Escrow Agent, and the original executed Subscription Agreement and a copy of the check to the Managing General Partner.
(b)	On receipt by you of notice from the Partnership in which the Units are then being offered or the Dealer Manager that the Partnership’s minimum subscription proceeds of $2,000,000 as set forth in Section 4(c) of the Dealer Manager Agreement have been received, or the receipt of the minimum subscription proceeds required by Pennsylvania or any other state or jurisdiction as provided in the Escrow Agreement of the Partnership in which the Units are then being offered, you shall instruct all subsequent subscribers, if requested by the Partnership or the Dealer Manager in the notice, in their sole discretion, to make their checks or wire transfers payable solely to the Partnership in which the Units are then being offered.
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Thereafter, you shall promptly transmit any and all checks received by you from subscribers and the original executed Subscription Agreements to the Dealer Manager by the end of the next business day following receipt of each check by you. By the end of the next business day following the Dealer Manager’s receipt of the check and the original Subscription Agreement, the Dealer Manager shall transmit the check and the original executed Subscription Agreement to the Partnership in which the Units are then being offered.

13.	Parties. This Agreement shall inure to the benefit of and be binding on you, the Dealer Manager, and any respective successors and assigns. This Agreement shall also inure to the benefit of the indemnified partiesand their successors and assigns. This Agreement is intended to be and is for the sole and exclusive benefit of the parties to this Agreement, including their respective successors and assigns, and the indemnified parties and their successors and assigns, and for the benefit of no other person. No other person shall have any legal or equitable right, remedy or claim under or in respect of this Agreement. No purchaser of any of the Units from you shall be construed a successor or assign merely by reason of the purchase.
14.	Relationship. You are not authorized to hold yourself out as agent of the Dealer Manager, the Managing General Partner, a Partnership or any other Selling Dealer. This Agreement shall not constitute you a partner of the Managing General Partner, the Dealer Manager, a Partnership, any general partner of a Partnership, or any other Selling Dealer, nor render, the Managing General Partner, the Dealer Manager, the Partnerships, any general partner of a Partnership, or any other Selling Dealer, liable for any of your obligations under this Agreement.
15.	Effective Date. This Agreement is made effective between the parties as of the date accepted by you as indicated by your signature to this Agreement.
16.	Entire Agreement, Waiver.
(a)	This Agreement constitutes the entire agreement between the Dealer Manager and you, and shall not be amended or modified in any way except by subsequent agreement executed in writing between the Dealer Manager and you. Neither party to this Agreement shall be liable or bound to the other by any agreement except as specifically set forth in this Agreement.
(b)	The Dealer Manager and you may waive, but only in writing, any term, condition, or requirement under this Agreement that is intended for its benefit. However, any written waiver of any term or condition of this Agreement shall not operate as a waiver of any other breach of the same term or condition of this Agreement, unless specifically provided to the contrary in the waiver, or a breach of any other term or condition of this Agreement.
(c)	Also, any failure to enforce any provision of this Agreement shall not operate as a waiver of that provision or any other provision of this Agreement.
17.	Notices .
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(a)	Any communications from you shall be in writing addressed to the Dealer Manager at 409 Butler Road, Suite A, Kittanning, Pennsylvania 16201.
(b)	Any notice from the Dealer Manager to you shall be deemed to have been duly given if mailed, faxed or telegraphed to you at your address shown below.
18.	Complaints. The Dealer Manager and you agree as follows:
(a)	to notify the other if either receives an investor complaint in connection with the offer or sale of Units by you;
(b)	to cooperate with the other in resolving the complaint; and
(c)	to cooperate in any regulatory examination of the other to the extent it involves this Agreement or the offer or sale of Units by you.
19.	Privacy.
(a)	You agree to:
(i)	abide by and comply with (A) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”); B) the privacy standards and requirements of any other applicable federal or state law; and (C) Selected Dealer’s own internal privacy policies and procedures, each as may be amended from time to time;
(ii)	refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers, except as necessary to service the customers or as otherwise necessary or required by applicable law; and
(iii)	determine which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving an aggregated list of such customers (the “List”) as provided by each to identify customers that have exercised their opt-out rights.

If either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights.  Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

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20.	Anti-Money Laundering Provision. Each party to this Agreement represents to the other party to this Agreement that it has established and implemented an anti-money laundering compliance program in accordance with applicable law, including applicable FINRA Rules, rules and regulations promulgated under the Exchange Act and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act,” and together with the USA PATRIOT Act, the “AML Rules”), reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Units. Each party to this Agreement further represents that it currently is in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act, and each party to this Agreement hereby covenants to remain in compliance with those requirements and shall, on request by the other party, provide a certification to the requesting party that, as of the date of the certification:
(a)	the party’s AML Program is consistent with the AML Rules; and
(b)	the party is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act.

Further, in accordance with the USA PATRIOT Act, each party under this Agreement agrees that the Units may not be offered, sold, transferred or delivered, directly or indirectly, to anyone who is:

(a)	a “designated national,” “specially designated national,” “specially designated terrorist,”“specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;
(b)	acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;
(c)	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;
(d)	subject to additional restrictions imposed by the following statutes or regulations, and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriation Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or
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(e)	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.
21.	Assignment. You shall have no right to assign this Agreement or any of your rights hereunder or to delegate any of your obligations. Any purported assignment or delegation by you shall be null and void. The Dealer Manager shall have the right to assign any or all of its rights and obligations under this Agreement by written notice, and you shall be deemed to have consented to such assignment by execution hereof. Dealer Manager shall provide written notice of any such assignment to you.
22.	Counterparts. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument comprising this Agreement.
23.	Invalidity. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.
24.	Strict Performance. The failure of any party to insist upon or enforce strict performance by any other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party’s right to assert or rely upon any such provision or right in that or any other instance; rather, such provision or right shall be and remain in full force and effect.
25.	Acceptance. You hereby authorize and ratify the execution and delivery of the Dealer Manager Agreement by the Dealer Manager as Dealer Manager for itself and on behalf of all Selected Dealers (including you) and authorizes the Dealer Manager to agree to any variation of its terms or provisions and to execute and deliver any amendment, modification or supplement thereto. You hereby agree to be bound by all provisions of the Dealer Manager Agreement relating to Selected Dealers. You also authorize the Dealer Manager to exercise, in the Dealer Manager’s discretion, all the authority or discretion now or hereafter vested in the Dealer Manager by the provisions of the Dealer Manager Agreement and to take all such actions as the Dealer Manager may believe desirable in order to carry out the provisions of the Dealer Manager Agreement and of this Agreement. Please confirm your agreement to become a Selling Dealer under the terms and conditions set forth above by signing and returning the enclosed duplicate copy of this Agreement to us at the address set forth above.

Sincerely,

	, 2013	MDS SECURITIES, LLC

ATTEST:

By:
(SEAL)	Secretary	Jason C. Knapp, President

(The Selling Dealer’s signature is on the following page)

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ACCEPTANCE:

We accept your invitation to become a Selling Dealer under all the terms and conditions stated in the above Agreement and confirm that all the statements set forth in the above Agreement are true and correct. We acknowledge receipt of the Prospectuses and a copy of the Dealer Manager Agreement referred to above.

, 2013
		a(n)	corporation,

ATTEST:

By:
(SEAL)	Secretary		President

(Address)

(Address to Send Commissions, if different from above)

(Telephone Number)

Our CRD Number is
Our Tax ID Number is

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APPENDIX I TO SELLING DEALER AGREEMENT

In partial consideration for the payment to you, as Selling Dealer, by the Dealer Manager of the Sales Commission and your other compensation as set forth in Section 2(a) of the Selling Dealer Agreement, you warrant, represent, covenant, and agree with the Dealer Manager that you, as Selling Dealer, shall do the following:

•	announce the availability of the Units on your platform to your registered representatives, whether by newsletter, e-mail, mail or other means of your sole choosing, which announcement also shall advise your registered representatives of the availability of the Units on your platform and to contact the Dealer Manager, with a copy of the announcement provided concurrently to the Dealer Manager; and
•	provide the Dealer Manager with the names, telephone numbers, addresses and e-mail addresses of your registered representatives, which information shall be kept confidential by the Dealer Manager, the Partnerships and the Managing General Partner and shall not be used for any purpose other than educating the registered representatives and marketing the offering as set forth in the Dealer Manager Agreement and this Selling Dealer Agreement. Further, you, as Selling Dealer, agree that the Dealer Manager, the Partnerships and the Managing General Partner may directly contact your registered representatives, in person or otherwise, to:
•	inform them of the offering;
•	explain the merits and risks of the offering; and
•	otherwise assist in your registered representatives’ efforts to solicit and sell Units.

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